UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROGRESS SOFTWARE CORPORATION 14 Oak Park
PROXY STATEMENT
VOTING PROCEDURES
PROPOSALS 1 AND 2: ELECTION OF DIRECTOR NOMINEES
DIRECTORS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
DIRECTOR COMPENSATION TABLE -- FISCAL YEAR 2007
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
Summary Compensation Table -- Fiscal Year 2007
GRANTS OF PLAN-BASED AWARDS TABLE -- FISCAL YEAR 2007
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED TABLE -- FISCAL YEAR 2007
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 3: APPROVAL OF THE COMPANY’S 2008 STOCK OPTION AND INCENTIVE PLAN
PROPOSAL 4: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
PROPOSALS OF SHAREHOLDERS FOR 2009 ANNUAL MEETING
EXPENSES OF SOLICITATION
AVAILABLE INFORMATION
Annex A

PROGRESS SOFTWARE CORPORATION
14 Oak Park
Bedford, Massachusetts 01730

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Progress Software Corporation will be held on April 24, 2008, commencing at 10:00 a.m., local time, at our principal executive offices located at 14 Oak Park, Bedford, Massachusetts 01730, for the following purposes:

1.	To fix the number of directors constituting the full Board of Directors at six;

2.	To elect six directors;

3.	To adopt and approve the Progress Software Corporation 2008 Stock Option and Incentive Plan;

4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2008; and

5.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement of that meeting.

Our Board of Directors has fixed the close of business on February 27, 2008 as the record date for determination of the shareholders entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement of that meeting.

By Order of the Board of Directors,

James D. Freedman
Secretary

March 24, 2008

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

PROGRESS SOFTWARE CORPORATION
14 Oak Park
Bedford, Massachusetts 01730

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation by the Board of Directors of Progress Software Corporation of proxies for use at the 2008 Annual Meeting of Shareholders to be held on April 24, 2008, at 10:00 a.m., local time, at our principal executive offices located at 14 Oak Park, Bedford, Massachusetts 01730. We anticipate that this proxy statement and the accompanying form of proxy will first be mailed to shareholders on or about March 24, 2008.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Shareholders to Be Held on April 24, 2008:
This proxy statement and our 2007 Annual Report to Shareholders are available at:
http://www.amstock.com/ProxyServices/ViewMaterials.asp

At the annual meeting, shareholders will be asked to consider and vote upon the following proposals:

1.	To fix the number of directors constituting the full Board of Directors at six;

2.	To elect six directors;

3.	To adopt and approve the Progress Software Corporation 2008 Stock Option and Incentive Plan (the “2008 Plan”);

4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2008; and

5.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement of that meeting.

You may obtain directions to the location of the annual meeting by visiting our website at www.progress.com.

VOTING PROCEDURES

Only holders of record of our common stock, par value $.01 per share, outstanding at the close of business on February 27, 2008 are entitled to vote at the annual meeting and any adjournment or postponement of that meeting. As of that date, there were 41,428,011 shares outstanding and entitled to vote. Each outstanding share entitles the holder to one vote on any proposal presented at the annual meeting. A list of the shareholders entitled to notice of the annual meeting is available for inspection by any shareholder at our principal executive offices at the address above.

Any shareholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by giving written notice of such revocation to our Secretary, by signing and duly delivering a proxy bearing a later date, or by attending and voting in person at the annual meeting. Duly executed proxies received and not revoked prior to the annual meeting will be voted in accordance with the instructions indicated in the proxy. If no instructions are indicated, such proxies will be voted FOR each of the proposals set forth above, and in the discretion of the individuals named in the proxy as to other matters that may properly come before the annual meeting or any adjournment or postponement of that meeting.

A quorum at the annual meeting will consist of a majority in interest of the shares of our common stock outstanding on the record date for the meeting. Votes withheld from any nominee for election as director, abstentions and broker “non-votes” will be counted as present or represented at the annual meeting for purposes of determining the presence or absence of a quorum for the meeting. A broker “non-vote” occurs when a broker or other nominee who holds shares for a beneficial owner withholds its vote on a particular proposal with respect to which it does not have discretionary voting power or instructions from the beneficial owner. Abstentions and broker “non-votes” with respect to a proposal are not included in calculating the number of votes cast on the proposal and, therefore, do not have the effect of voting against the proposal. An automated system administered by our transfer agent tabulates the votes.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and our 2007 Annual Report to Shareholders may have been sent to multiple shareholders in a single household. We will promptly deliver a separate copy of either document to shareholders who so request by calling or writing to us at the following address: Progress Software Corporation, 14 Oak Park, Bedford, Massachusetts 01730, phone: 781-280-4000, Attn: Investor Relations, or by submitting an email request to finance-info@progress.com.

Shareholders who would like to receive separate copies of our annual report and proxy statement in the future, or who would like to receive only one copy per household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address, phone number or email.

PROPOSALS 1 AND 2: ELECTION OF DIRECTOR NOMINEES

Our by-laws provide for a Board of Directors, the number of which shall be fixed from time to time by our shareholders and may be enlarged or reduced by vote of a majority of the Board. Currently our Board of Directors is comprised of seven members. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has proposed that the number of directors be fixed at six, and has nominated for election as directors Joseph W. Alsop, Barry N. Bycoff, Roger J. Heinen, Jr., Charles F. Kane, David A. Krall and Michael L. Mark, each of whom is currently a director of our company. Scott A. McGregor, who has been a director of our company since 1998, will not stand for re-election to the Board at the annual meeting. Each director elected at the annual meeting will hold office until the next annual meeting of shareholders or special meeting in lieu of such annual meeting and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. There are no family relationships among any of our executive officers or directors.

Each of the director nominees named in this proxy statement has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve. In the event that before the annual meeting one or more nominees should become unwilling or unable to serve, the persons named in the enclosed proxy will vote the shares represented by any proxy received by our Board of Directors for such other person or persons as may thereafter be nominated for director by the Nominating and Corporate Governance Committee and the Board.

If a quorum is present at the annual meeting, a majority of the votes properly cast will be required to fix the number of directors at six, and a plurality of the votes properly cast will be required to elect a nominee to the office of director.

Our Board of Directors recommends that you vote FOR the proposal fixing the number of directors at six and FOR the election of the following six individuals as directors: Joseph W. Alsop, Barry N. Bycoff, Roger J. Heinen, Jr., Charles F. Kane, David A. Krall and Michael L. Mark.

DIRECTORS

The following table sets forth the director nominees, their ages, and the positions currently held by each person with our company.

Name	Age	Position

Joseph W. Alsop	62	Co-Founder, Chief Executive Officer and Director
Barry N. Bycoff(2)(3)	59	Director
Roger J. Heinen, Jr.(1)(3)	57	Director
Charles F. Kane(2)	50	Director
David A. Krall(1)	47	Director
Michael L. Mark(2)	62	Chairman of the Board

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

(3)	Member of Nominating and Corporate Governance Committee

Mr. Alsop, our co-founder, has been a director and Chief Executive Officer since our inception in 1981.

Mr. Bycoff has been a director since March 2007. From 1996 to 2004, Mr. Bycoff was Chairman and CEO of Netegrity, Inc. Mr. Bycoff is a private investor.

Mr. Heinen has been a director since March 1999. From 1999 to 2008, Mr. Heinen was a Partner of Flagship Ventures, a venture capital company. Mr. Heinen formerly served as Senior Vice President, Developer Division, Microsoft Corporation. Mr. Heinen also is a director of Monotype Imaging Holdings Inc.

Mr. Kane has been a director since November 2006. Mr. Kane is currently Senior Advisor to One Laptop Per Child. From May 2006 to October 2006, Mr. Kane served as CFO of RSA Security Inc. and from July 2002 to May 2006, as CFO of Aspen Technology, Inc. Mr. Kane also is a director of Netezza Corporation and Borland Software Corporation.

Mr. Krall has been a director since February 2008. From 2000 to 2007, he served as President, CEO, and member of the Board of Directors of Avid Technology, Inc. Prior to that, Mr. Krall was Chief Operating Officer of Digidesign, the audio division of Avid. Mr. Krall is currently an advisor to high tech companies based in Silicon Valley and a private investor.

Mr. Mark was elected Chairman of the Board in December 2006, and has been a director since July 1987. Mr. Mark is a private investor.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our Board of Directors met eight times during the fiscal year ended November 30, 2007. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which he served during fiscal year 2007. Our Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees.

Audit Committee

The Audit Committee of our Board of Directors currently consists of Messrs. Bycoff, Kane and Mark, with Mr. Kane serving as Chairman. The Board has determined that each member of the Audit Committee meets the independence requirements promulgated by The NASDAQ Stock Market LLC, or NASDAQ, and the Securities and Exchange Commission, or SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. In addition, the Board has determined that each member of the Audit Committee is financially literate and that Mr. Kane qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee met five times during fiscal year 2007.

The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at http://www.progress.com under the Corporate Governance page. As described more fully in its charter, the Audit Committee oversees our accounting and financial reporting processes, internal controls and audit functions. For fiscal year 2007, among other functions, the Audit Committee reviewed with our independent registered public accounting firm the scope of the audit for the year, the results of the audit when completed and the independent registered public accounting firm’s fees for services performed. The Audit Committee also appointed the independent registered public accounting firm and reviewed with management various matters related to our internal controls.

Compensation Committee

The Compensation Committee of our Board of Directors during fiscal year 2007 consisted of Messrs. Heinen and McGregor, with Mr. Heinen serving as Chairman. In March 2008, Mr. Krall was appointed to the Compensation Committee. The Board has determined that each member of the Compensation Committee meets the independence requirements promulgated by NASDAQ. The Compensation Committee met eight times during fiscal year 2007. The Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at http://www.progress.com under the Corporate Governance page.

In accordance with its charter, the Compensation Committee:

•	oversees our overall compensation structure, policies and programs;

•	administers our stock option and other equity-based plans;

•	reviews, and recommends to the Board for its approval, the compensation of our Chief Executive Officer;

•	reviews and determines the compensation of all officers (as defined in Section 16 of the Exchange Act ) of our company other than the CEO;

•	reviews and makes recommendations to the Board regarding the compensation of our directors; and

•	is responsible for producing the annual report included in this proxy statement.

Our Chief Executive Officer, our other executives, and our human resources department support the Compensation Committee in its duties and may be delegated authority to fulfill certain administrative duties regarding our compensation programs. In addition, our Chief Executive Officer makes recommendations to the Compensation Committee on an annual basis regarding salary increases, potential bonuses, and stock option grants for each of our other executive officers.

The Compensation Committee has sole authority under its charter to retain, approve fees for, determine the scope of the assignment of, and terminate advisors and consultants as it deems necessary to assist in the fulfillment of its responsibilities. In fiscal year 2007, the Compensation Committee retained Radford Surveys + Consulting and Buck Consultants to assist it in evaluating the compensation of our officers and directors. Please read the

“Compensation Discussion and Analysis” included in this proxy statement for additional information on the role of Radford Surveys + Consulting and Buck Consultants in the executive compensation process.

At the beginning of each fiscal year, the Compensation Committee begins the process of reviewing executive officer and board compensation for the coming fiscal year. The Committee members are provided reports from external compensation consultants comparing our executive compensation and equity grants relative to the market and comparing our equity granting practices relative to a peer group. Reports are also provided on board of director compensation relative to the market and a peer group.

In addition, the Compensation Committee reviews recommendations from management on the current fiscal year short-term incentive programs relative to anticipated corporate performance.

In April, the Compensation Committee reviews and approves changes to executive officers’ total target cash compensation, which includes base salary and target bonus. Changes, as discussed in the “Compensation Discussion and Analysis” in this proxy statement, were approved and implemented as of May 1, 2007.

In April, the Compensation Committee also reviews and makes recommendations to the full Board of Directors regarding any changes to Board compensation.

At the end of the fiscal year, the Compensation Committee reviews preliminary results of the short-term incentive programs, 401(k) match and 401(k) cash bonus in excess of Federal limits. Final review and approval of these programs and costs are completed in January of the following fiscal year prior to any payments.

In accordance with our Stock Option Grant Policy, the Compensation Committee meets four times a year to review and approve stock option grant requests.

Communication with Committee members is accomplished through in-person committee meetings, teleconference calls or email. Members of management and/or the external compensation consultants participate in these various communication methods and attend meetings or conference calls at the invitation of the Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board of Directors currently consists of Messrs. Bycoff and Heinen, with Mr. Heinen serving as Chairman. The Board has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by NASDAQ. The Nominating and Corporate Governance Committee met two times during fiscal year 2007. The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at http://www.progress.com under the Corporate Governance page.

In accordance with its charter, the Nominating and Corporate Governance Committee:

•	is responsible for identifying qualified candidates for election to our Board of Directors and recommending nominees for election as directors at the annual meeting;

•	assists in determining the composition of the Board and its committees;

•	assists in developing and monitoring a process to assess Board effectiveness; and

•	assists in developing and implementing our Corporate Governance Guidelines.

A copy of our Corporate Governance Guidelines can be found on our website at http://www.progress.com under the Corporate Governance page.

Director Compensation

The following table sets forth a summary of the compensation earned by or paid to our non-employee directors in fiscal year 2007.

DIRECTOR COMPENSATION TABLE — FISCAL YEAR 2007

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)	($)(1)(2)	($)(3)(4)	($)

Barry N. Bycoff(5)	$61,407	$184,201	$36,481	$282,089
Roger J. Heinen, Jr.	75,000	224,985	540,704	840,689
Charles F. Kane	82,500	247,465	53,631	383,596
David A. Krall(6)	0	0	0	0
Michael L. Mark	87,500	0	261,209	348,709
Scott A. McGregor	71,876	215,601	674,885	962,362
Amram Rasiel(7)	0	0	0	0

(1)	Amount listed for each director’s deferred stock unit grants for fiscal year 2007 is calculated by multiplying the number of deferred stock units by the closing price of our common stock on the date of grant.

(2)	Amounts listed relate to the grant of fully vested deferred stock units to the named directors as follows: Mr. Bycoff, 5,777 deferred stock units with an aggregate grant date fair value of $184,201; Mr. Heinen, 7,096 deferred stock units with an aggregate grant date fair value of $224,985; Mr. Kane, 7,805 deferred stock units with an aggregate grant date fair value of $247,465; and Mr. McGregor, 6,800 deferred stock units with an aggregate grant date fair value of $215,601. Each director had the following fully vested deferred stock units outstanding at November 30, 2007: Mr. Bycoff, 5,777 deferred stock units; Mr. Heinen, 7,096 deferred stock units; Mr. Kane, 7,805 deferred stock units; Mr. Mark, no deferred stock units; and Mr. McGregor, 6,800 deferred stock units.

(3)	Amounts listed reflect the dollar amount recognized for financial statement reporting purposes for fiscal year 2007 in accordance with SFAS No. 123R with respect to stock options, but disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. Amounts include awards granted in and prior to fiscal year 2007. Amounts for Messrs. Heinen and McGregor represent the incremental expense associated with a stock option modification, which consisted of the cancellation of certain outstanding stock options, the grant of a make-whole stock option award and a cash payment. The methodology and assumptions used to calculate the cost of each director’s option grants for fiscal year 2007 are described in Note 7 appearing on page 43 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2007.

(4)	Amounts listed relate to the grant of stock options to the named directors as follows:

•	Mr. Bycoff was granted an option to purchase 25,000 shares of our common stock with an exercise price of $31.18 on April 26, 2007. This option was vested and exercisable on the grant date with respect to 1/60th of the option, with the balance of the option to be exercisable in 59 monthly installments commencing on May 1, 2007. The grant date fair value of this option was $274,695.

•	Mr. Heinen was granted a fully vested option to purchase 35,500 shares of our common stock with an exercise price of $31.18 on April 26, 2007. This option was part of a make-whole award made to Mr. Heinen in connection with the cancellation of certain of his options to acquire 35,500 shares of our common stock. The grant date fair value of this option was $390,067, the fair value of the cancelled options immediately prior to their cancellation was $353,880 and the associated make-whole cash payment was $504,517, resulting in an incremental fair value of $540,704 for the stock option modification.

•	Mr. Kane was granted an option to purchase 15,000 shares of our common stock with an exercise price of $31.18 on April 26, 2007. This option was vested and exercisable on the grant date with respect to 5/60ths of the option, with the balance of the option to be exercisable in 55 monthly installments commencing on May 1, 2007. The grant date fair value of this option was $164,817.

•	Mr. Mark was granted a fully vested option to purchase 11,846 shares of our common stock with an exercise price of $31.18 on April 26, 2007, and a fully vested option to purchase 11,835 shares of our common stock with an exercise price of $32.25 on October 15, 2007. The aggregate grant date fair value of these options was $261,209.

•	Mr. McGregor was granted a fully vested option to purchase 81,547 shares of our common stock with an exercise price of $31.18. This option was part of a make-whole award made to Mr. McGregor in connection with the cancellation of certain of his options to acquire 81,547 shares of our common stock. The grant date fair value of this option was $896,022, the fair value of the cancelled options immediately prior to their cancellation was $1,066,283 and the associated make-whole cash payment was $845,146, resulting in an incremental fair value of $674,885 for the stock option modification.

See “Discussion of Director Compensation Table” below for further information regarding these stock option grants.

Each director had the following unexercised stock options outstanding at November 30, 2007: Mr. Bycoff, options to purchase 25,000 shares of our common stock; Mr. Heinen, options to purchase 35,500 shares of our common stock; Mr. Kane, options to purchase 25,000 shares of our common stock; Mr. Mark, options to purchase 116,931 shares of our common stock; and Mr. McGregor, options to purchase 81,547 shares of our common stock.

(5)	Mr. Bycoff was elected to our Board of Directors on March 7, 2007.

(6)	Mr. Krall was elected to our Board of Directors on February 5, 2008.

(7)	Dr. Rasiel did not stand for re-election at our 2007 annual meeting of shareholders. Dr. Rasiel serves as Director Emeritus.

Discussion of Director Compensation Table

For fiscal year 2007, the non-employee directors of our company were paid an annual retainer of $275,000. In addition, the Chairman of the Board received $25,000 for serving in that capacity. With respect to service on the committees of the Board of Directors, the following fees were paid: Audit Committee — $25,000 for the Chairman and $20,000 for the other members; Compensation Committee — $15,000 for the Chairman and $12,500 for the other members; Nominating and Corporate Governance Committee — $10,000 for the Chairman and $7,500 for the other members; and special committees (while in use) — $30,000 for the Chairman and $25,000 for the other members. Mr. Alsop receives no compensation for serving as a director, except that he, like all directors, is eligible to be reimbursed for expenses incurred in attending board or committee meetings.

These fees were paid 25% in cash and 75% in equity, either in the form of fully vested deferred stock units or fully vested stock options at the election of each director. Each director, other than Mr. Mark, elected to receive the equity component of his compensation in the form of deferred stock units. The number of option shares was determined by dividing the compensation amount by the grant date Black Scholes value. The number of deferred stock units was determined by dividing the compensation amount by the grant date closing price of our common stock as reported by NASDAQ. The deferred stock units will be settled for an equivalent number of shares of our common stock (1) following the date upon which the director ceases to provide services to our company in that capacity or (2) upon a change of control of our company, except in the event that the company is involved in a transaction in which shares of our common stock will be exchanged for cash or other consideration, in which case the director will receive cash or other consideration equal in value to the aggregate number of deferred stock units credited to the director as of the change of control.

The fiscal year 2007 compensation was paid to our non-employee directors in two installments, coincident with the April and October dates upon which we made our broad-based employee equity grants. Amounts paid were pro-rated for Mr. Bycoff, who was elected a director on March 7, 2007. Mr. Bycoff also received an option to acquire 25,000 shares of our common stock in connection with his appointment to our Board of Directors. Mr. Kane, who was appointed to the Board on November 9, 2006, received an option to purchase 10,000 shares of our common stock in fiscal year 2006 and an option to purchase an additional 15,000 shares of our common stock in fiscal year 2007, both in connection with such appointment.

During 2006, it was brought to our attention that our 1997 Stock Incentive Plan (the “1997 Plan”) contained language that prohibited directors who serve on our Compensation Committee from receiving any option grants under the 1997 Plan. It was our position that such language was the result of a scrivener’s error and should not have been included in the 1997 Plan. Nevertheless, to satisfy NASDAQ listing requirements, we obtained shareholder approval to amend the 1997 Plan to delete this language. We also cancelled all outstanding stock options granted to members of our Board of Directors while serving on the Compensation Committee. With respect to options that had already been exercised, the director agreed to return to us the shares acquired through option exercise, and we agreed to refund to the director the exercise price. In instances where the director already sold the shares, the director agreed to return to us the net profit from the sale of the shares, less any taxes paid.

Following shareholder approval of the amendment to the 1997 Plan, we committed to grant make-whole equity awards and cash payments to Mr. Heinen and Mr. McGregor, the two directors whose stock options were cancelled. As a result, Mr. Heinen received an option to purchase 35,500 shares of our common stock and a make-whole cash payment of $504,517, and Mr. McGregor received an option to purchase 81,547 shares of our common stock and a make-whole cash payment of $845,146.

During 2006, we undertook a review of our historical stock option practices, covering all option grants since the beginning of our 1996 fiscal year. The review was conducted under the direction of a Special Committee of independent members of our Board of Directors, with assistance from counsel, including special counsel with no prior relationship to us or our management. In connection with this review, each of our non-employee directors agreed to voluntarily amend any below-market option he received to increase the exercise price of that option. There was no incremental fair value associated with the grant of these amended stock options under SFAS No. 123R. To the extent that any below-market option had already been exercised, each of these directors also agreed to pay us an amount equal to the bargain element of the grant (i.e., the amount by which the fair market value exceeded the exercise price on the measurement date). The payment was reduced by the amount of any federal and state taxes on the bargain element already paid or incurred by the director in connection with such exercise. The payment could be made in the form of cash, surrender of stock or outstanding stock options with an equivalent intrinsic value. The following table provides, for each of these directors, the aggregate value relinquished as a result of the increased exercise prices, the aggregate amount of the bargain element attributable to prior option exercises that was paid to us and the sum of these two amounts.

	Aggregate Value
	Relinquished in	Aggregate Payment	Value Relinquished
Name	Repricing	Amount to Company	Plus Payment Amount

Roger J. Heinen, Jr.	$0	$77,458	$77,458
Michael L. Mark	75,270	16,246	91,516
Scott A. McGregor	68,920	110,603	179,523
Amram Rasiel	0	62,130	62,130

Messrs. Bycoff, Kane and Krall are not included in the above table because they joined our Board of Directors subsequent to the commencement of this review and, thus, did not receive any below-market options.

In April 2007, we adopted stock retention guidelines for our non-employee directors. These guidelines provide for all non-employee directors to hold at least 10,000 shares of our common stock and/or deferred stock units. Directors have three years to attain this ownership threshold.

CORPORATE GOVERNANCE

Independence of Members of our Board of Directors

Our Board of Directors has determined that each of our non-employee directors (Messrs. Bycoff, Heinen, Kane, Krall, Mark, and McGregor) is independent within the meaning of the director independence standards of NASDAQ and the applicable rules of the SEC. In making this determination, our Board solicited information from each of the directors regarding whether such director, or any member of his immediate family, had a direct or indirect material interest in any transactions involving our company, was involved in a debt relationship with our company or received personal benefits outside the scope of the director’s normal compensation. Our Board considered the responses of the directors, and independently considered the commercial agreements, acquisitions and other material transactions entered into by us during fiscal year 2007, and determined that none of our non-employee directors had a material interest in those transactions.

Executive Sessions of Independent Directors

Executive sessions of the independent directors are held following regularly scheduled meetings of our Board of Directors. Executive sessions do not include the employee director of our company, and the Chairman of the Board is responsible for chairing the executive sessions.

Policies Governing Director Nominations

Our Board of Directors delegates the search for, and recommendation of, director nominees to the Nominating and Corporate Governance Committee. When considering a potential candidate for membership on our Board of Directors, the Nominating and Corporate Governance Committee will consider any criteria it deems appropriate, including, among other things, the experience and qualifications of any particular candidate as well as such candidate’s past or anticipated contributions to the Board and its committees. At a minimum, each nominee is expected to have the highest personal and professional integrity and demonstrated exceptional ability and judgment, and to be effective, with the other directors, in collectively serving the long-term interests of our shareholders. In addition, the Nominating and Corporate Governance Committee has established the following minimum requirements:

•	at least five years of business experience;

•	no identified conflicts of interest as a prospective director of our company;

•	no convictions in a criminal proceeding (aside from traffic violations) during the five years prior to the date of selection; and

•	willingness to comply with our Code of Conduct and Finance Code of Professional Ethics.

The Board retains the right to modify these minimum qualifications from time to time, and exceptional candidates who do not meet all of these criteria may still be considered.

The Nominating and Corporate Governance Committee may also consider other criteria that it deems appropriate from time to time for the overall composition and structure of our Board, and intends to seek a board of directors that, as a whole, reflects a diversity of background, experience, skills, ages, race and gender.

In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews each such director’s overall past service to us, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet applicable independence standards. In the case of a new director candidate, the Nominating and Corporate Governance Committee determines whether the candidate meets the applicable independence standards, and the level of the candidate’s financial expertise. The candidate will also be interviewed by the Nominating and Corporate Governance Committee.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management and the other directors through the use of search firms or other advisors, through recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. In particular, the Nominating and Corporate Governance Committee identified Mr. Bycoff during fiscal year 2007 and Mr. Krall during fiscal year 2008 as potential director candidates through then current directors. Once a candidate has been identified, the Nominating and Corporate Governance Committee confirms that the candidate meets all of the minimum qualifications for a director nominee established by the Committee. The Nominating and Corporate Governance Committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. The same procedures apply to all candidates for director nomination, including candidates submitted by shareholders. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to our Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board for appointment to its committees.

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by shareholders of our company. Recommendations sent by shareholders must provide the following information:

•	the name and address of record of the shareholder;

•	a representation that the shareholder is a record holder of our common stock, or if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

•	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

•	a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications described above;

•	a description of all arrangements or understandings between the shareholder and the proposed director candidate; and

•	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed under SEC rules.

The submission must be accompanied by a written consent of the individual to be named in our proxy statement as standing for election if nominated by our Board of Directors and to serve if elected by the shareholders. Shareholder recommendations of candidates for election as directors at an annual meeting of shareholders must be given at least 120 days prior to the date on which our proxy statement was released to shareholders in connection with our previous year’s annual meeting.

Shareholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by sending a written communication to the Committee at our offices located at 14 Oak Park, Bedford, Massachusetts 01730, c/o Secretary.

Policy Governing Shareholder Communications with our Board of Directors

Our Board of Directors welcomes communications from shareholders. Any shareholder may communicate either with the Board of Directors as a whole, or with any individual director, by sending a written communication addressed to the Board or to such director at our offices located at 14 Oak Park, Bedford, Massachusetts 01730, or by submitting an email communication to board@progress.com. All communications sent to our Board of Directors will be forwarded to the Board, as a whole, or to the individual director to whom such communication was addressed.

Policy Governing Director Attendance at Annual Meetings of Shareholders

We do not require members of our Board of Directors to attend the annual meeting of shareholders. Other than Messrs. Alsop and Mark, no members of our Board attended the annual meeting of shareholders held in 2007.

Codes of Conduct

Our Board of Directors has adopted a Finance Code of Professional Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Corporate Controller and other employees of our finance organization and a Code of Conduct that applies to all of our officers, directors and employees. Copies of the Code of Conduct and the Finance Code of Professional Ethics can be found on our website at http://www.progress.com under the Corporate Governance page.

Stock Option Grant Policy

Our Board of Directors has adopted a Stock Option Grant Policy providing for stock options and other equity awards to be made on fixed grant dates during the year. A copy of the Stock Option Grant Policy can be found on our website at http://www.progress.com under the Corporate Governance page.

For more corporate governance information, you are invited to access the Corporate Governance section of our website at http://www.progress.com.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our philosophy is to reward executives based upon corporate and individual performance, as well as to provide long-term incentives for the achievement of future financial and strategic goals. We emphasize pay-for-performance compensation programs, which we believe advance both the short and long-term interests of our shareholders. We use a combination of total target cash compensation, composed of base salary and an annual cash incentive compensation program, a long-term equity incentive compensation program, and a broad-based benefits program to create a competitive compensation package for our executive management team. We describe below our compensation philosophy, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, who are collectively referred to as our named executive officers.

Administration and Objectives of our Executive Compensation Program

Our Compensation Committee is responsible for establishing and administering our policies governing the compensation for our executive officers, including salaries, cash incentives and equity incentive compensation. During fiscal year 2007, our Compensation Committee consisted of two independent members of our Board of Directors, both with extensive experience in the industry.

Our Compensation Committee has designed our overall executive compensation program to achieve the following objectives:

•	attract and retain talented executives in today’s highly competitive market;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	provide a competitive compensation package that aligns the interests of our executive officers and shareholders by tying a significant portion of an executive’s cash compensation to the achievement of performance goals; and

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success.

We use a mix of short-term compensation (base salaries and cash incentive bonuses) and long-term compensation (equity incentive compensation) to provide a total compensation structure that is designed to achieve these objectives. The Compensation Committee uses its judgment and experience and the recommendations of the Chief Executive Officer (except for his own compensation) to determine the appropriate mix of compensation for each individual.

In determining whether to adjust the compensation of any one of our named executive officers, the Compensation Committee takes into account market compensation levels for each role, the contributions and performance of each named executive officer, and any changes in the responsibilities and roles of each named executive officer.

The Compensation Committee utilizes industry group data and analysis as provided by two external compensation consultants hired by the Compensation Committee, Radford Surveys + Consulting and Buck Consultants, to assist it in making decisions on total direct compensation for executives and peer and industry group data to assist it in making decisions on equity grants. Each firm provided the following studies: Executive Compensation Pay Review and Equity Burn Rate.

The survey data is comprised of compensation information from companies in the software industry with revenue ranging from $0.2 billion to $1.0 billion. There were 55 companies within this criteria. The peer group list is comprised of 15 other companies in the software industry with revenue and market capitalization comparable to us. This peer group list is reviewed on an annual basis to ensure the companies remain a valid comparison and to account for any corporate structure changes in the peer groups, such as an acquisition by another company. The companies in the peer group for fiscal year 2007 ranged in size on a revenue basis from approximately $0.1 billion to $1.5 billion with a median of $0.7 billion as compared to our revenue of $0.5 billion, and on a market capitalization basis from approximately $0.2 billion to $8.5 billion with a median of $1.7 billion as compared to our market capitalization of $1.1 billion.

The reports prepared by Radford Surveys + Consulting utilized the survey data from the Radford High Tech Executive Total Direct Compensation survey to benchmark the various elements of executive pay and utilized the peer group data for details of equity practices, in particular stock option burn rates. We participate in the Radford Surveys + Consulting Executive survey to benchmark other executives to the marketplace. The materials from Radford Surveys + Consulting include a comprehensive report providing details on the benchmark positions used for each executive as well as analysis on base salary, short term incentives, total actual cash compensation, total target cash compensation, total actual direct compensation and total target direct compensation. The materials prepared by Buck Consultants used data from the Buck Total Direct Compensation Survey — High Tech Companies to provide a comprehensive compensation report on the benchmark positions used for each executive plus analysis on base salary, short-term incentives, total actual cash compensation, total target cash compensation, total actual direct compensation and total target direct compensation.

Executive Compensation Components

Our executive compensation program is primarily composed of three elements: (1) base salary; (2) incentive compensation in the form of annual cash bonus awards; and (3) equity-based long-term incentive compensation in the form of stock options. Our Compensation Committee has not adopted a formal policy for allocating between these various forms of compensation; however, we generally strive to provide our named executive officers with a balance of short-term and long-term incentives. In addition, we provide our executives with benefits that are generally available to our employees, including medical, dental, group life and disability insurance and our 401(k) plan. We also have entered into an Employee Retention and Motivation Agreement with each of our named executive officers, which provides for payments and benefits upon a change of control of our company and/or certain involuntary terminations of employment thereafter.

Within the context of the overall objectives of our compensation programs, the Compensation Committee determined the specific amounts of compensation, including base salary, incentive cash compensation and equity compensation, to be paid to each of our executives for our fiscal year ended November 30, 2007 based on a number of factors, including:

•	our understanding of compensation generally paid by similarly-situated companies to their executives with similar roles and responsibilities;

•	the roles and responsibilities of our executives; and

•	the individual experience and skills of, and expected contributions from, our executives.

Our philosophy in designing our executive compensation plan is to target base salary at or below the 50th percentile, total cash compensation around the median level of actual cash compensation and equity awards between the 50th and 75th percentile as compared to the compensation studies prepared by the outside compensation firms. In fiscal year 2007, our named executive officers ranged from 75% to 129% of the 50th percentile for total target cash compensation and ranged from 26% to 104% of the 75th percentile for equity awards in comparison to the survey data. These total cash compensation levels are only achieved if we perform against our goals. The Compensation Committee uses between the 50th and 75th percentile for equity awards in order to reward executive officers for superior performance and align the interests of the executive officers with the interests of shareholders by having a significant portion of their compensation based on increases in shareholder value.

We discuss each of the primary elements of our executive compensation program in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are meant to complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

Base Salary.  Our Compensation Committee annually reviews total target cash compensation ranges, including base salary, for each of our executive officers in April. We have historically established base salaries for each of our executives based on a number of factors, including:

•	competition in the marketplace to hire and retain executives;

•	the roles and responsibilities of our executives; and

•	the data received from outside compensation consulting firms.

As part of our annual review process in April 2007, our Compensation Committee adjusted annual base salaries for our named executive officers, other than Mr. Alsop. In doing so, with respect to our named executive officers, other than Mr. Alsop, our Compensation Committee considered the recommendations of Mr. Alsop in determining appropriate base salary levels. The Compensation Committee decided to increase the base salary of each of Messrs. Ireland, Reidy and Robertson by between 1% and 8%. Mr. Stamen’s base salary increased 32% due in part to a change in status from part-time employment. The Board, based on the recommendation of the Compensation Committee, did not change Mr. Alsop’s base salary. These base salary increases were made by the Compensation Committee based upon a review of individual, business unit and/or departmental contribution and performance by each named executive officer, and were made in connection with an overall review of the named executive officer’s total target cash compensation for the fiscal year, including both his annual base salary and target cash bonus amount. Based on their salaries as of the beginning of the fiscal year and these changes, the named executive officers were paid the salary amounts for the fiscal year ended November 30, 2007 as set forth below in the Summary Compensation Table.

Annual Cash Incentive Program.  It is our philosophy to base a significant portion of an executive officer’s total compensation opportunity on performance incentives. Our named executive officers participate in our Corporate Executive Bonus Plan, which is intended to provide an incentive for superior work and to motivate eligible executive officers toward overall business results, to tie their goals and interests to those of the company and its shareholders, and to enable the company to attract and retain highly qualified executives. This bonus plan is administered by our Compensation Committee.

Executive officers may receive a bonus payment under the bonus plan based upon the attainment of performance targets which are established by the Compensation Committee. These performance goals are based on our growth strategy as reflected in our annual operating budget. The Board discussed and reviewed operating plans with management during board presentations in September and December. The Compensation Committee reviewed and discussed performance goals and incentive bonus plan designs with management during committee meetings in December and January. In April 2007, our Compensation Committee formally approved corporate goals under the bonus plan for our named executive officers based on total revenue and non-GAAP operating income for our fiscal year ended November 30, 2007.

Forty percent of a named executive officer’s bonus was contingent upon the attainment of the performance goal related to our total revenue and the remaining 60% was contingent upon the attainment of the performance goal related to our non-GAAP operating income. A higher percentage of the annual cash incentive program was allocated to non-GAAP operating income than to total revenue as there was a desire to align more of the incentive compensation towards increased profitability. The Compensation Committee communicated the bonus criteria to the named executive officers after such criteria were established. The Compensation Committee may in its discretion adjust bonuses payable under the bonus plan based on the achievement of individual performance goals, although no such adjustments occurred in fiscal year 2007.

The Compensation Committee established a minimum level of total revenue and a minimum level of non-GAAP operating income for fiscal year 2007, which minimum level must be achieved for an executive officer to receive any portion of his target bonus amount allocated to that performance goal. Once the minimum threshold has been achieved, the attainment percentage for each performance goal for an executive officer’s bonus is a linear calculation of:

  actual amount — threshold amount
target amount — threshold amount

For our fiscal year ended November 30, 2007, the total revenue target was $479 million and the minimum threshold amount was $399 million. Our total revenue for fiscal year 2007 for bonus purposes was $488 million, resulting in the payment of 112% of the portion of each named executive officer’s bonus allocated to that performance goal. The difference between the total revenue for bonus purposes of $488 million and total revenue in our financial statements of $494 million related to adjustments for translation differences between actual and budgeted foreign exchange rates and differences between open software license orders at the beginning and end of the fiscal year.

For our fiscal year ended November 30, 2007, the non-GAAP operating income target was $108 million and the minimum threshold amount was $64 million. Our non-GAAP operating income for fiscal year 2007 for bonus purposes was $107 million, resulting in the payment of 98% of the portion of each named executive officer’s bonus allocated to that performance goal. The difference between the non-GAAP operating income for bonus purposes of $107 million and non-GAAP operating income in our earnings announcements of $109 million related to adjustments for translation differences between actual and budgeted foreign exchange rates and differences between open software license orders at the beginning and end of the fiscal year.

Non-GAAP operating income differs from GAAP operating income by excluding amortization of acquired intangibles, stock-based compensation, impairment of goodwill, and professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices. We use non-GAAP operating income to make operational and investment decisions because we believe the costs and expenses that we exclude from GAAP operating income are not tied to our core operating results. For these reasons, we also use non-GAAP operating income as a performance goal.

As part of the annual review process in April, the Compensation Committee reviewed and approved changes to target incentive bonuses for each named executive officer, other than Mr. Alsop. In doing so, our Compensation Committee considered the recommendations of Mr. Alsop with respect to each of the other named executive officers. These target incentive bonus amounts were $210,000 for Mr. Robertson, $240,000 for Mr. Ireland, $200,000 for Mr. Reidy, and $161,500 for Mr. Stamen. The Compensation Committee decided to increase the target incentive bonus of each of Messrs. Ireland, Reidy and Robertson by between 2% and 12%. Mr. Stamen’s target incentive bonus increased 35% due in part to a change in status from part-time employment. The Board, based on the recommendation of the Compensation Committee, did not change Mr. Alsop’s target incentive bonus amount of $325,000. These target incentive bonus amounts represented over 40% of the named executive officers’ total target cash compensation. Thus, these targets represented a significant percentage of our named executive officers’ total target cash compensation and varied depending on the position of the named executive officer, with our Chief Executive Officer having the greatest percentage of his compensation tied to the company’s targets since he has the most influence over the success of our company. Based on the achievement of the performance goals described above, the named executive officers were paid the bonus amounts set forth below in the Summary Compensation Table.

Equity Compensation.  We also use stock options to attract, retain, motivate and reward our named executive officers. Stock option grants are intended to correlate executive compensation with our long-term success as measured by our stock price. Stock options are tied to our future success because options granted have an exercise price equal to the closing market value at the date of grant and will only provide value to the extent that the price of our stock increases above the exercise price. The Compensation Committee’s decisions regarding the amount and type of equity incentive compensation, the allocation of equity and relative weighting of these awards within total executive compensation have been based on the Compensation Committee’s understanding and individual experiences of market practices of similarly-situated companies. Equity-based incentive awards are intended to be the longer-term components of our overall executive compensation program. While annual incentive cash compensation is designed to encourage shorter-term performance (generally performance over a one-year period), equity-based awards are designed to encourage performance by our executive officers over several years.

The Compensation Committee utilizes the grant data from the peer group and the survey data provided by the compensation consultants to assist them in determining the size of the overall option pool for our company, as well as the individual grants to the named executive officers. In fiscal year 2007, our equity compensation program for executive officers consisted exclusively of stock options. Our executive officers realize value on these options only if our stock price increases (which benefits all shareholders) and only if the executive officers remain employed with us beyond the date their options vest.

The Compensation Committee believes that option grants to executive officers provide the following benefits:

•	Align management interests with shareholder interests by creating a direct link between compensation and shareholder return;

•	Give management a significant, long-term interest in our success; and

•	Help retain key executives in a competitive market for talent.

Stock option awards provide our named executive officers with the right to purchase shares of our common stock at a fixed exercise price, typically for a period of either ten years, if awarded prior to 2005, or seven years, if awarded since 2005, subject to continued employment with our company. Stock options are earned on the basis of continued service to us and generally vest in monthly increments over a five-year period versus a software industry norm of four years.

During 2006, we undertook a review of our historical stock option practices and related accounting in connection with an inquiry made by the SEC into our option-granting practices. Following this review, in February 2007, our Board of Directors adopted a Stock Option Grant Policy providing for stock options and other equity awards to be made on fixed grant dates during the year. Consistent with this Stock Option Grant Policy, our current practice is to make annual grants of stock options to our employees, including our named executive officers, in two equal installments during the fiscal year. As a result, on each of April 26, 2007 and October 15, 2007, the Compensation Committee granted a stock option to each of our named executive officers set forth below in the Grants of Plan-Based Awards Table based on the factors listed above.

Severance and Change in Control Benefits

We have entered into an Employee Retention and Motivation Agreement with each of the named executive officers. Each agreement provides for certain payments and benefits upon a change of control of our company and/or certain involuntary terminations of employment thereafter. Our Board of Directors determined that it is in the best interests of our company and its shareholders to assure that we will have the continued dedication and objectivity of our key employees, despite the possibility, threat or occurrence of a change of control of the company.

In fiscal year 2007, our Board of Directors approved certain amendments to these agreements after considering the existing terms and conditions in the agreements and trends in current practice with similar companies. These amended agreements were offered to the employees with existing Employee Retention and Motivation Agreements, including the named executive officers.

Under the amended agreement, upon a change of control, each executive officer’s annual cash bonus award will be fixed and guaranteed at his respective target level. Payment of this bonus will immediately occur on a pro-rata basis with respect to the elapsed part of the relevant fiscal year. In addition, upon a change of control, all outstanding unvested options and restricted equity of the executive officer will fully accelerate, unless the acquirer assumes all such options and restricted equity. Upon involuntary termination of the executive officer within 12 months following a change of control, all remaining outstanding options and restricted equity of the executive officer will automatically become vested, the executive officer will be entitled to receive a lump sum payment equal to 15 months of total target compensation, and his benefits will continue for 15 months.

401(k) Plan

We currently provide a matching contribution under our 401(k) plan. All employees who participated in our 401(k) plan received a discretionary matching contribution for fiscal year 2007, representing up to 6% of such employee’s calendar year compensation, including base salary, commissions and bonus, depending upon the employee’s length of service with the company and the employee’s contribution level. This matching contribution was approved by the Compensation Committee. The named executive officers also received this matching contribution, except that, due to limitations imposed on 401(k) matching to higher-paid individuals under Federal tax law, a portion of the contributions that otherwise would have been received by the named executive officers were instead paid directly to them in cash in a manner consistent with other employees subject to the matching limitations.

Other Benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. The named executive officers are eligible to participate in all of our health and insurance plans, in each case on the same basis as other employees. In addition, our stock purchase plan is available to all employees other than employees, if any, who hold 5% or more of our common stock. Mr. Alsop is not allowed to participate in the stock purchase plan because he holds in excess 5% of our common stock as defined under the plan.

Tax and Accounting Implications

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that public companies may deduct in any one year with respect to certain of their named executive officers. Certain performance-based compensation approved by shareholders is not subject to this deduction limit. The Compensation Committee’s strategy in this regard is to be cost and tax effective. Therefore, the Compensation Committee intends to preserve corporate tax deductions, while maintaining the flexibility in the future to approve arrangements that it deems to be in our best interests and the best interests of our shareholders, even if such arrangements do not always qualify for full tax deductibility.

Accounting for Stock-Based Compensation.  As of December 1, 2005, we began accounting for stock-based awards in accordance with the requirements of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (SFAS 123R).

COMPENSATION COMMITTEE REPORT

This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and discussed it with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,

Roger J. Heinen, Jr., Chairman
Scott A. McGregor

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of our Board of Directors during fiscal year 2007 were Messrs. Heinen and McGregor. Neither of these directors is or has ever been an officer or employee of our company or of any of its subsidiaries, or had any relationship with us requiring disclosure in this proxy statement. There are no compensation committee interlocks amongst any of our directors.

EXECUTIVE COMPENSATION

Summary of Executive Compensation

The following table sets forth certain information with respect to compensation for the fiscal year ended November 30, 2007 earned by our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers, referred to collectively as our named executive officers, as determined in accordance with applicable SEC rules.

Summary Compensation Table — Fiscal Year 2007

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	($)	($)	($)(1)	($)(1)	($)(2)	($)	($)(3)	($)

Joseph W. Alsop	$350,000	0	0	$1,918,113	$334,750	0	$44,476	$2,647,339
Co-Founder and
Chief Executive Officer
Norman R. Robertson	266,666	0	0	999,408	206,473	0	31,209	1,503,756
Senior Vice President,
Finance and Administration
and Chief Financial Officer
David G. Ireland	308,333	0	0	1,158,099	245,490	0	45,016	1,756,938
Executive Vice President
Richard D. Reidy	260,830	0	0	854,987	200,445	0	35,734	1,351,996
Executive Vice President
Jeffrey P. Stamen	213,442	0	$115,750	523,961	148,613	0	24,013	1,025,779
Senior Vice President, Corporate Development and Strategy

(1)	Amounts listed reflect the dollar amount recognized for financial statement reporting purposes for fiscal year 2007 in accordance with SFAS No. 123R with respect to restricted stock awards and stock options, but disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. Amounts include awards granted in and prior to fiscal year 2007. The methodology and assumptions used to calculate the cost of each named executive officer’s outstanding option grants for fiscal year 2007 are described in Note 7 appearing on page 43 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2007. Amounts listed also reflect certain options granted to our named executive officers in December 2006, in connection with the amendment of certain of their outstanding options due to the internal review of our historical stock option practices and related accounting. The table includes the incremental fair value of these awards.

(2)	Amounts listed reflect the amounts earned in fiscal year 2007 under our Corporate Executive Bonus Plan as described in “Compensation Discussion and Analysis” in this proxy statement. Bonus payments were accrued in the year indicated and paid in the succeeding fiscal year. Thus, the 2007 bonus amounts were paid in fiscal year 2008.

(3)	Amounts listed in this column include:

•	Company contributions of $13,905 to our 401(k) plan for each of the named executive officers.

•	Payments for the portion of matching contributions to our 401(k) plan in excess of participation limits imposed on higher-paid individuals under federal tax laws, as follows: Mr. Alsop, $26,203; Mr. Robertson, $13,258; Mr. Ireland, $21,381; Mr. Reidy, $14,605; and Mr. Stamen, $6,263.

•	Imputed income of long-term disability insurance premiums for the benefit of the named executive officers as follows: Mr. Alsop, $1,365; Mr. Robertson, $1,043; Mr. Ireland, $1,203; Mr. Reidy, $1,017; and Mr. Stamen, $842.

•	Imputed income of term life insurance premiums for the benefit of the named executive officers as follows: Mr. Alsop, $3,003; Mr. Robertson, $3,003; Mr. Ireland, $3,003; Mr. Reidy, $683; and Mr. Stamen, $3,003.

•	Imputed income of $5,524 for each of Messrs. Ireland and Reidy for costs associated with a sales incentive event.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended November 30, 2007 to the named executive officers. Option grants to each named executive officer were made pursuant to our 1997 Plan.

GRANTS OF PLAN-BASED AWARDS TABLE — FISCAL YEAR 2007

					All	All
					Other	Other
					Stock	Option			Grant
					Awards:	Awards:		Exercise	Date Fair
		Estimated Possible Payouts			Number	Number of		or Base	Value of
		Under Non-Equity			of Shares	Securities		Price of	Stock and
		Incentive Plan Awards(2)			of Stock	Underlying		Option	Option
	Grant	Threshold	Target	Maximum	or Units	Options		Awards	Awards
Name	Date(1)	($)	($)	($)	(#)	(#)		($/Sh)(3)	($)(4)

Joseph W. Alsop		0	$325,000	—
	12/18/06					107,000	(5)	$5.29	$0
	12/18/06					240,000	(6)	10.58	0
	12/18/06					200,000	(7)	16.19	0
	12/18/06					62,000	(8)	13.88	0
	12/18/06					100,000	(9)	23.00	0
	12/18/06					150,000	(10)	14.94	0
	12/18/06					50,000	(7)	16.19	0
	12/18/06					125,000	(11)	14.30	0
	12/18/06					125,000	(12)	17.42	0
	12/18/06					250,000	(13)	13.50	0
	12/18/06					125,000	(14)	16.99	0
	12/18/06					75,000	(15)	18.75	0
	12/18/06					125,000	(16)	21.45	0
	04/26/07					95,750	(17)	31.18	1,052,082
	10/15/07					95,750	(18)	32.25	1,060,230

					All	All
					Other	Other
					Stock	Option			Grant
					Awards:	Awards:		Exercise	Date Fair
		Estimated Possible Payouts			Number	Number of		or Base	Value of
		Under Non-Equity			of Shares	Securities		Price of	Stock and
		Incentive Plan Awards(2)			of Stock	Underlying		Option	Option
	Grant	Threshold	Target	Maximum	or Units	Options		Awards	Awards
Name	Date(1)	($)	($)	($)	(#)	(#)		($/Sh)(3)	($)(4)

Norman R. Robertson		0	210,000	—
	12/18/06					40,000	(9)	23.00	0
	12/18/06					10,000	(11)	14.30	0
	12/18/06					70,440	(13)	13.50	0
	12/18/06					50,000	(14)	16.99	0
	12/18/06					35,000	(15)	18.75	0
	12/18/06					35,000	(16)	21.45	0
	04/26/07					20,000	(19)	31.18	219,756
	10/15/07					20,000	(20)	32.25	221,458
David G. Ireland		0	240,000	—
	12/22/06					2,000	(9)	23.00	1,600
	12/22/06					58,000	(9)	19.25	0
	12/22/06					3,650	(11)	14.30	584
	12/22/06					3,750	(12)	17.42	2,700
	12/22/06					35,950	(13)	13.50	1,438
	12/22/06					2,687	(13)	13.50	107
	12/22/06					3,513	(13)	13.24	0
	12/22/06					47,500	(14)	16.99	21,850
	12/22/06					6,250	(14)	15.07	0
	12/22/06					41,667	(15)	18.75	8,333
	12/22/06					8,333	(15)	18.15	0
	12/22/06					41,667	(16)	21.45	35,417
	12/22/06					8,333	(16)	19.25	0
	04/26/07					20,000	(19)	31.18	219,756
	10/15/07					20,000	(20)	32.25	221,458
Richard D. Reidy		0	200,000	—
	12/22/06					8,413	(21)	13.88	1,262
	12/22/06					833	(9)	23.00	666
	12/22/06					24,167	(9)	19.25	0
	12/22/06					11,667	(11)	14.30	1,867
	12/22/06					38,333	(11)	12.81	0
	12/22/06					11,667	(12)	17.42	8,400
	12/22/06					38,333	(12)	13.08	0
	12/22/06					43,333	(13)	13.50	1,733
	12/22/06					56,667	(13)	13.24	0
	12/22/06					31,667	(14)	16.99	14,567
	12/22/06					18,333	(14)	15.07	0
	12/22/06					29,167	(15)	18.75	5,833
	12/22/06					5,833	(15)	18.15	0
	12/22/06					29,166	(16)	21.45	24,791
	12/22/06					5,834	(16)	19.25	0
	04/26/07					15,000	(19)	31.18	164,817
	10/15/07					15,000	(20)	32.25	166,094
Jeffery P. Stamen		0	161,500	—
	12/22/06					50,000	(22)	21.45	41,500
	04/26/07					12,500	(19)	31.18	137,348
	10/15/07					12,500	(20)	32.25	138,411

(1)	Each option grant made to the named executive officers in December 2006 relates to the amendment of an outstanding option in connection with the internal review of our historical stock option practices and related accounting. Such amendments were undertaken to increase the exercise prices of these options to an amount equal to the fair market value of our common stock on the measurement dates of such options for accounting and tax purposes. Each such amendment resulted in the deemed cancellation of the original option and the deemed grant of a replacement option. See below for further information.

(2)	These columns indicate the range of payouts targeted for fiscal year 2007 performance under our Corporate Executive Bonus Plan as described in “Compensation Discussion and Analysis” earlier in this proxy statement. The actual payout with respect to fiscal year 2007 for each named executive officer is shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” There is no maximum payout under the bonus plan.

(3)	All options were granted with exercise prices equal to the fair market value of our common stock on the date of grant.

(4)	The methodology and assumptions used to calculate the grant date fair value of the options granted to each named executive officer during fiscal year 2007 are described in Note 7 appearing on page 43 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2007, but disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. Each option grant made to the named executive officers in December 2006 was accounted for as a stock option modification under SFAS 123R, as described in Note 7 appearing on page 43 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2007. The grant date fair value for such grants represents only the incremental fair value that resulted from the modification.

(5)	This option was originally granted on March 3, 1997 and vests 1/60ths on the date of grant, with the remainder vesting in monthly increments commencing on April 1, 1997.

(6)	This option was originally granted on February 3, 1998 and vests in 60 monthly increments commencing on March 1, 1998.

(7)	This option was originally granted on September 1, 1998 and vests 7/60ths on the date of grant, with the remainder vesting in 53 monthly increments commencing on October 1, 1998.

(8)	This option was originally granted on May 17, 1999 and vests 3/60ths on the date of grant, with the remainder vesting in 57 monthly increments commencing on June 1, 1999.

(9)	This option was originally granted on February 18, 2000 and vests in 60 monthly increments commencing on March 1, 2000.

(10)	This option was originally granted on October 6, 2000 and vests 8/60ths on the date of grant, with the remainder vesting in 52 monthly increments commencing on November 1, 2000.

(11)	This option was originally granted on April 3, 2001 and vests 2/60ths on the date of grant, with the remainder vesting in 58 monthly increments commencing on May 1, 2001.

(12)	This option was originally granted on October 10, 2001 and vests 8/60ths on the date of grant, with the remainder vesting in 52 monthly increments commencing on November 1, 2001.

(13)	This option was originally granted on August 2, 2002 and vests 6/60ths on the date of grant, with the remainder vesting in 54 monthly increments commencing on September 1, 2002.

(14)	This option was originally granted on February 24, 2003 and vests in 60 monthly increments commencing on March 1, 2003.

(15)	This option was originally granted on May 24, 2004 and vests 3/60ths on the date of grant, with the remainder vesting in 57 monthly increments commencing on June 1, 2004.

(16)	This option was originally granted on September 27, 2004 and vests 7/60ths on the date of grant, with the remainder vesting in 53 monthly increments commencing on October 1, 2004.

(17)	Two options were granted to Mr. Alsop on this date. The first option to purchase 30,000 shares vests 26/60ths on the date of grant, with the remainder vesting in 34 monthly increments commencing on May 1, 2007. The second option to purchase 65,750 shares vests 2/60ths on the date of grant, with the remainder vesting in 58 monthly increments commencing on May 1, 2007.

(18)	Two options were granted to Mr. Alsop on this date. The first option to purchase 30,000 shares vests 32/60ths on the date of grant, with the remainder vesting in 28 monthly increments commencing on November 1, 2007. The second option to purchase 65,750 shares vests 8/60ths on the date of grant, with the remainder vesting in 52 monthly increments commencing on November 1, 2007.

(19)	This option vests 2/60ths on the date of grant, with the remainder vesting in 58 monthly increments commencing on May 1, 2007.

(20)	This option vests 8/60ths on the date of grant, with the remainder vesting in 52 monthly increments commencing on November 1, 2007.

(21)	This option was originally granted on May 17, 1999 and vested as to 1,100 shares on January 17, 1999, vests in monthly increments from December 1, 1999 to March 1, 2009, and vests as to 292 shares on April 1, 2009.

(22)	This option was originally granted on September 27, 2004 and vests in 54 monthly increments commencing on January 1, 2005.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Administration and Objectives of our Executive Compensation Program” and “Executive Compensation Components” within the “Compensation Discussion and Analysis.” A description of the application of those policies and practices to each of the named executive officers for the fiscal year ended November 30, 2007 is included above under the heading “Executive Compensation Components” within the “Compensation Discussion and Analysis.”

The terms of the stock options granted in calendar year 2007 to our named executive officers were consistent with the vesting schedules and expiration dates of the majority of the options granted to employees during the year, except that the stock options listed in the Grants of Plan-Based Awards Table also include options to purchase 60,000 shares related to Mr. Alsop’s annual option award for fiscal year 2005. The stock option grant to Mr. Alsop for fiscal 2005 was deferred due to an insufficient number of shares being available for grant under our 1997 Stock Incentive Plan. Following the approval by our shareholders of an increase in the number of shares authorized for issuance under the 1997 Plan, our Compensation Committee subsequently made a grant to Mr. Alsop related to one-half of his award for fiscal year 2005, with the remaining portion of the grant (consisting of options to purchase an additional 60,000 shares) to be made in fiscal year 2007. The grants related to fiscal year 2005 will vest as if they had been granted as originally scheduled in 2005. Stock options to acquire a total of 1,495,000 shares of our common stock were granted to our employees in fiscal year 2007.

In connection with our review of our historical stock option practices in 2006, a Special Committee of our Board of Directors concluded that there was no evidence to indicate that the practices that caused errors related to stock option grant measurement dates and stock-based compensation resulted from willful misconduct, but the Special Committee also concluded that it would be inappropriate for certain employees who participated in, or knew or should have known of, such practices, to retain the benefit arising from the below-market nature of the option grants. These employees included Mr. Alsop and Mr. Robertson, each of whom agreed that all outstanding options to purchase our common stock issued to him during such periods would be amended to increase the exercise prices to an amount equal to the fair market value of our common stock on the measurement dates of such options for accounting purposes. To the extent that any below-market option had already been exercised, each of these named executive officers also agreed to pay us an amount equal to the bargain element of the grant (i.e., the amount by which the fair market value exceeded the exercise price on the measurement date). The payment was reduced by the amount of any federal and state taxes on the bargain element already paid or incurred by the named executive officer in connection with such exercise. The payment could be made in the form of cash, surrender of stock or outstanding stock options with an equivalent intrinsic value.

The following table provides, for each of these named executive officers, the aggregate value relinquished as a result of the increased exercise prices, the aggregate amount of the bargain element attributable to prior option exercises that was paid to us and the sum of these two amounts.

	Aggregate Value
	Relinquished in	Aggregate Payment	Value Relinquished
Name	Repricing	Amount to Company	Plus Payment Amount

Joseph W. Alsop	$5,040,530	$77,707	$5,118,237
Norman R. Robertson	377,214	264,004	641,218

In addition, to the extent that any options with exercise prices below the fair market value of our common stock on the actual date of grant were to vest subsequent to December 2004, holders of the options could have been deemed to have received nonqualified deferred compensation for purposes of Section 409A of the Internal Revenue Code, and could have been subject to an excise tax on the value of the options in the year in which they vest. We agreed with each of Messrs. Ireland, Reidy and Stamen to amend his affected options to increase the exercise price to the fair market value of our common stock on the revised grant date, and to make a cash payment to him to compensate for the increase in the exercise price, payable in up to five installments in 2008 and 2009. The following table provides, for each of these named executive officers, the aggregate increase in the exercise prices of his amended options and the maximum aggregate amount of the cash payment to him in consideration of such increase.

	Aggregate Increase	Maximum Aggregate
Name	in Exercise Price	Cash Payment

David G. Ireland	$247,127	$247,127
Richard D. Reidy	253,563	253,563
Jeffrey P. Stamen	110,000	110,000

Outstanding Equity Awards

The following table sets forth certain information with respect to the outstanding equity awards at November 30, 2007 for each of the named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
			Equity
			Incentive
			Plan
			Awards:
			Number of
			Securities
	Number of Securities		Underlying	Option
	Underlying		Unexercised	Exercise	Option
	Unexercised Options (#)		Unearned	Price	Expiration
Name	Exercisable	Unexercisable	Options (#)	($)	Date

Joseph W. Alsop
	247,200	0		$12.81	02/10/2009	(1)
	800	0		$12.81	02/10/2009	(1)
	118,750	6,250		$21.86	11/10/2013	(2)
	21,000	39,000		$23.07	05/21/2013	(3)
	16,500	13,500		$23.07	05/21/2013	(4)
	21,000	39,000		$25.01	09/19/2013	(5)
	16,500	13,500		$25.01	09/19/2013	(6)
	62,200	0		$16.19	09/01/2008	(7)
	50,000	0		$16.19	09/01/2008	(7)
	62,000	0		$13.88	05/17/2009	(8)
	10,200	0		$23.00	02/18/2010	(9)
	89,800	0		$23.00	02/18/2010	(9)
	150,000	0		$14.94	10/06/2010	(10)
	100,000	0		$14.30	04/02/2011	(11)
	25,000	0		$14.30	04/02/2011	(11)
	75,000	0		$17.42	10/09/2011	(12)
	50,000	0		$17.42	10/09/2011	(12)
	229,000	0		$13.50	08/01/2012	(13)
	21,000	0		$13.50	08/01/2012	(13)
	118,750	6,250		$16.99	02/23/2013	(14)
	56,250	18,750		$18.75	05/23/2014	(15)
	93,375	31,125		$21.45	09/26/2014	(16)
	375	125		$21.45	09/26/2014	(16)
	9,863	55,887		$31.18	04/25/2014	(17)
	16,500	13,500		$31.18	04/25/2014	(18)
	2,250	12,750		$32.25	10/15/2014	(19)
	7,613	43,137		$32.25	10/15/2014	(19)
	16,500	13,500		$32.25	10/15/2014	(20)
Norman R. Robertson
	47,500	2,500		$21.86	11/10/2013	(2)
	13,200	10,800		$30.81	11/14/2012	(21)
	8,800	7,200		$30.81	11/14/2012	(21)

	Option Awards
			Equity
			Incentive
			Plan
			Awards:
			Number of
			Securities
	Number of Securities		Underlying	Option
	Underlying		Unexercised	Exercise	Option
	Unexercised Options (#)		Unearned	Price	Expiration
Name	Exercisable	Unexercisable	Options (#)	($)	Date

	8,750	16,250		$23.07	05/21/2013	(3)
	8,750	16,250		$25.01	09/19/2013	(5)
	25,500	0		$23.00	02/18/2010	(9)
	14,500	0		$23.00	02/18/2010	(9)
	10,000	0		$14.30	04/02/2011	(11)
	47,500	2,500		$16.99	02/23/2013	(14)
	26,250	8,750		$18.75	05/23/2014	(15)
	26,250	8,750		$21.45	09/26/2014	(16)
	3,000	17,000		$31.18	04/25/2014	(17)
	3,000	17,000		$32.25	10/15/2014	(19)
David G. Ireland
	71,250	3,750		$21.86	11/10/2013	(2)
	29,700	24,300		$30.81	11/14/2012	(21)
	10,500	19,500		$23.07	05/21/2013	(3)
	10,500	19,500		$25.01	09/19/2013	(5)
	58,000	0		$19.25	02/18/2010	(9)
	2,000	0		$23.00	02/18/2010	(9)
	3,750	0		$17.42	10/09/2011	(12)
	13,750	3,750		$16.99	02/23/2013	(14)
	8,333	0		$18.15	05/23/2014	(15)
	29,167	12,500		$18.75	05/23/2014	(15)
	8,333	0		$19.25	09/26/2014	(16)
	29,167	12,500		$21.45	09/26/2014	(16)
	3,000	17,000		$31.18	04/25/2014	(17)
	3,000	17,000		$32.25	10/15/2014	(19)
Richard D. Reidy
	87	899		$12.81	02/10/2009	(22)
	47,500	2,500		$21.86	11/10/2013	(2)
	15,950	13,050		$30.81	11/14/2012	(21)
	6,050	4,950		$30.81	11/14/2012	(21)
	7,000	13,000		$23.07	05/21/2013	(3)
	7,000	13,000		$25.01	09/19/2013	(5)
	5,287	3,126		$13.88	05/17/2009	(23)
	17,110	0		$19.25	02/18/2010	(9)
	590	0		$23.00	02/18/2010	(9)
	7,057	0		$19.25	02/18/2010	(9)
	243	0		$23.00	02/18/2010	(9)
	12,768	0		$12.81	04/02/2011	(11)
	11,667	0		$14.30	04/02/2011	(11)

	Option Awards
			Equity
			Incentive
			Plan
			Awards:
			Number of
			Securities
	Number of Securities		Underlying	Option
	Underlying		Unexercised	Exercise	Option
	Unexercised Options (#)		Unearned	Price	Expiration
Name	Exercisable	Unexercisable	Options (#)	($)	Date

	38,333	0		$13.08	10/09/2011	(12)
	11,667	0		$17.42	10/09/2011	(12)
	50,320	0		$13.24	08/01/2012	(13)
	38,480	0		$13.50	08/01/2012	(13)
	6,347	0		$13.24	08/01/2012	(13)
	4,853	0		$13.50	08/01/2012	(13)
	18,333	0		$15.07	02/23/2013	(14)
	29,167	2,500		$16.99	12/23/2013	(14)
	5,833	0		$18.15	05/23/2014	(15)
	20,417	8,750		$18.75	05/23/2014	(15)
	5,834	0		$19.25	09/26/2014	(16)
	20,416	8,750		$21.45	09/26/2014	(16)
	1,501	8,499		$31.18	04/25/2014	(17)
	750	4,250		$31.18	04/25/2014	(17)
	2,250	12,750		$32.25	10/15/2014	(19)
Jeffrey P. Stamen
	32,407	17,593		$19,31	07/08/2014	(24)
	13,200	10,800		$30.81	11/14/2012	(21)
	8,800	7,200		$30.81	11/14/2012	(21)
	2,625	4,875		$23.07	05/21/2013	(3)
	2,625	4,875		$25.01	09/19/2013	(5)
	32,407	17,593		$21.45	09/26/2014	(25)
	1,875	10,625		$31.18	04/25/2014	(17)
	1,875	10,625		$32.25	10/15/2014	(19)

(1)	This option vests in 60 monthly increments commencing on March 1, 1999.

(2)	This option vests 9/60ths on the date of grant, with the remainder vesting in 51 monthly increments commencing on December 1, 2003.

(3)	This option vests 3/60ths on the date of grant, with the remainder vesting in 57 monthly increments commencing on June 1, 2006.

(4)	This option vests 15/60ths on the date of grant, with the remainder vesting in 45 monthly increments commencing on June 1, 2006.

(5)	This option vests 7/60ths on the date of grant, with the remainder vesting in 53 monthly increments commencing on October 1, 2006.

(6)	This option vests 19/60ths on the date of grant, with the remainder vesting in 41 monthly increments commencing on October 1, 2006.

(7)	This option was originally granted on September 1, 1998 and vests 7/60ths on the date of grant, with the remainder vesting in 53 monthly increments commencing on October 1, 1998.

(8)	This option was originally granted on May 17, 1999 and vests 3/60ths on the date of grant, with the remainder vesting in 57 monthly increments commencing on June 1,1999.

(9)	This option was originally granted on February 18, 2000 and vests in 60 monthly increments commencing on March 1, 2000.

(10)	This option was originally granted on October 6, 2000 and vests 8/60ths on the date of grant, with the remainder vesting in 52 monthly increments commencing on November 1, 2000.

(11)	This option was originally granted on April 3, 2001 and vests 2/60ths on the date of grant, with the remainder vesting in 58 monthly increments commencing on May 1, 2001.

(12)	This option was originally granted on October 10, 2001 and vests 8/60ths on the date of grant, with the remainder vesting in 52 monthly increments commencing on November 1, 2001.

(13)	This option was originally granted on August 2, 2002 and vests 6/60ths on the date of grant, with the remainder vesting in 54 monthly increments commencing on September 1, 2002.

(14)	This option was originally granted on February 24, 2003 and vests in 60 monthly increments commencing on March 1, 2003.

(15)	This option was originally granted on May 24, 2004 and vests 3/60ths on the date of grant, with the remainder vesting in 57 monthly increments commencing on June 1, 2004.

(16)	This option was originally granted on September 27, 2004 and vests 7/60ths on the date of grant, with the remainder vesting in 53 monthly increments commencing on October 1, 2004.

(17)	This option vests 2/60ths on the date of grant, with the remainder vesting in 58 monthly increments commencing on May 1, 2007.

(18)	This option vests 26/60ths on the date of grant, with the remainder vesting in 34 monthly increments commencing on May 1, 2007.

(19)	This option vests 8/60ths on the date of grant, with the remainder vesting in 52 monthly increments commencing on November 1, 2007.

(20)	This option vests 32/60ths on the date of grant, with the remainder vesting in 28 monthly increments commencing on November 1, 2007.

(21)	This option vests 9/60ths on the date of grant, with the remainder vesting in 51 monthly increments commencing on December 1, 2005.

(22)	This option vests as to 600 shares on November 17, 1999, vests in equal monthly increments from December 1, 1999 to January 1, 2009 and vests as to 206 shares on January 1, 2009.

(23)	This option vests as to 1,100 shares on January 17, 1999, vests in equal monthly increments from December 1, 1999 to March 1, 2009 and vests as to 292 shares on April 1, 2009.

(24)	This option vests in 54 monthly increments commencing on January 1, 2005.

(25)	This option was originally granted on September 27, 2004 and vests in 54 monthly increments commencing on January 1, 2005.

Option Exercises and Stock Vested

The following table sets forth certain information regarding the number of stock options exercised and the number of stock awards that vested in the fiscal year ended November 30, 2007 under our equity incentive plans and the corresponding amounts realized by the named executive officers.

OPTION EXERCISES AND STOCK VESTED TABLE — FISCAL YEAR 2007

	Option Awards		Stock Awards
	Number of Shares	Value		Value
	Acquired on	Realized on	Number of Shares	Realized on
	Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)

Joseph W. Alsop	481,475	$9,344,264	—	—
Norman R. Robertson	53,025	964,364	—	—
David G. Ireland	82,050	1,416,894	—	—
Richard D. Reidy	51,000	983,698	—	—
Jeffrey P. Stamen	—	—	5,000	$145,750

Potential Payments upon Termination or Change of Control

We do not have employment or severance agreements with our named executive officers. However, we have entered into an Employee Retention and Motivation Agreement with each of the named executive officers. Each agreement provides for certain payments and benefits upon a change of control (as defined in the agreement) of our company and/or upon an involuntary termination (as defined in the agreement) of the executive officer’s employment by the company within 12 months. Under these agreements, upon a change of control, each executive officer’s annual cash bonus award will be fixed and guaranteed at his respective target level. Payment of this bonus will immediately occur on a pro-rata basis with respect to the elapsed part of the relevant fiscal year. In addition, upon a change of control, all outstanding unvested options and restricted equity of the executive officer will fully accelerate, unless the acquirer assumes all such options and restricted equity. Upon involuntary termination of the executive officer within 12 months following a change of control, all remaining outstanding options and restricted equity of the executive officer will automatically become vested, the executive officer will be entitled to receive a lump sum payment equal to 15 months of his total target compensation, and his benefits will continue for 15 months.

For purposes of these agreements, a “change of control” is defined as the occurrence of any one of the following events: (1) any person becoming the beneficial owner (as defined in the Exchange Act) of 50% or more of the total voting power of our outstanding stock; (2) certain changes in a majority of our Board of Directors; (3) certain mergers or consolidations of our company with another entity; (4) the liquidation of our company; or (5) the sale of all or substantially all of our assets.

An “involuntary termination” is defined as: (1) the assignment to the executive of any duties or the significant reduction of his duties, either of which is materially inconsistent with his position and responsibilities in effect immediately prior to such assignment, or the removal of the executive from such position and responsibilities, which is not effected for disability or for “cause” (as defined in the agreement); (2) a material reduction in the base salary and/or bonus of the executive as in effect immediately prior to such reduction; (3) a material reduction in the kind or level of employee benefits to which the executive is entitled immediately prior to such reduction with the result that the executive’s overall benefit package is significantly reduced; (4) the relocation of the executive to a facility or a location more than 50 miles from the executive’s then present location; (5) any purported termination of the executive by us which is not effected for death or disability or for cause, or any purported termination for cause for which the grounds relied upon are not valid; or (6) our failure to obtain, on or before a change of control, the assumption of the terms of the agreement by any successor.

“Cause” is defined as: (1) any act of personal dishonesty taken by the executive in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the executive; (2) the conviction of a felony; (3) a willful act by the executive which constitutes gross misconduct and which is injurious to our company; and (4) continued violations by the executive of his obligations as an employee of our company which are demonstrably willful and deliberate on his part after written demand for performance by us.

In the event that any amounts provided for under these agreements or otherwise payable to the executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and be subject to the related excise tax, the executive would be entitled to receive either full payment of the benefits under the agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greatest amount of after-tax benefits to the executive officer. The agreements do not require the company to provide any tax gross-up payments.

The following tables indicate the estimated payments and benefits that each of the named executive officers would have received under their respective Employee Retention and Motivation Agreements with the company, assuming that the change of control of our company and/or termination of his employment occurred in the circumstances described above at November 30, 2007. These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officer, which would only be known at the time that he becomes entitled to such payment.

Joseph W. Alsop

		Involuntary
		Termination
		Within 12
		Months
	Change of	Following
	Control	Change of
Payments and Benefits	Only	Control

Cash Severance	$0	$437,498
Pro Rata Bonus	325,000	406,250
Stock Options(1)	0	1,540,362
Benefits	0	5,677

Total	$325,000	$1,952,289

Norman R. Robertson

		Involuntary
		Termination
		Within 12
		Months
	Change of	Following
	Control	Change of
Payments and Benefits	Only	Control

Cash Severance	$0	$343,748
Pro Rata Bonus	210,000	262,500
Stock Options(1)	0	531,885
Benefits	0	5,069

Total	$210,000	$1,143,202

David G. Ireland

		Involuntary
		Termination
		Within 12
		Months
	Change of	Following
	Control	Change of
Payments and Benefits	Only	Control

Cash Severance	$0	$384,499
Pro Rata Bonus	240,000	300,000
Stock Options(1)	0	703,374
Benefits	0	5,193

Total	$240,000	$1,393,066

Richard D. Reidy

		Involuntary
		Termination
		Within 12
		Months
	Change of	Following
	Control	Change of
Payments and Benefits	Only	Control

Cash Severance	$0	$331,249
Pro Rata Bonus	200,000	250,000
Stock Options(1)	0	553,044
Benefits	0	3,065

Total	$200,000	$1,137,358

Jeffrey P. Stamen

		Involuntary
		Termination
		Within 12
		Months
	Change of	Following
	Control	Change of
Payments and Benefits	Only	Control

Cash Severance	$0	$296,876
Pro Rata Bonus	161,500	201,874
Stock Options(1)	0	489,386
Benefits	0	4,937

Total	$161,500	$993,373

(1)	In the event of a change of control, there is no accelerated vesting of options provided that the acquirer assumes all existing, outstanding options of the individual. These tables have been prepared under that assumption. However, if the acquirer does not assume all existing, outstanding options of the individual, all unvested options become fully vested and the value indicated in the second column would apply upon a change of control. The amounts shown in the second column are calculated using the exercise price for each unvested option, and the closing price of our common stock on November 30, 2007, which was $31.63.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the record date:

•	by each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	by each director of our company;

•	by each of the named executive officers; and

•	by all directors and executive officers of our company as a group.

	Beneficially Owned Shares
Name and Address of Beneficial Owner(1)	Number	Percent

T. Rowe Price Associates, Inc.(2)	3,262,117	7.9%
100 East Pratt Street Baltimore, MD 21202
Private Capital Management, L.P.(3)	2,806,588	6.8%
8889 Pelican Bay Blvd., Suite 500 Naples, FL 34108
FMR LLC, Edward C. Johnson 3d(4)	2,672,178	6.5%
82 Devonshire Street Boston, MA 02109
Barclays Global Investors, N.A.(5)	2,519,696	6.1%
45 Fremont Street San Francisco, CA 94015
Cardinal Capital Management, LLC(6)	2,216,710	5.4%
One Greenwich Office Park Greenwich, CT 06031
Joseph W. Alsop(7)	1,885,978	4.4%
Richard D. Reidy(8)	399,628	*
David G. Ireland(9)	300,979	*
Norman R. Robertson(10)	268,666	*
Michael L. Mark(11)	192,931	*
Jeffrey P. Stamen(12)	121,275	*
Scott A. McGregor(13)	100,347	*
Roger J. Heinen, Jr.(14)	42,596	*
Charles F. Kane(15)	14,639	*
Barry N. Bycoff(16)	10,777	*
David A. Krall	0	*
All executive officers and directors as a group (14 persons)(17)	3,518,699	7.9%

*	Less than 1%

(1)	All persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the other information contained in the footnotes to this table. Unless otherwise noted the address of such person is c/o Progress Software Corporation, 14 Oak Park, Bedford, Massachusetts 01730.

(2)	Derived from Schedule 13G/A filed on February 12, 2008. The Schedule 13G/A reported that T. Rowe Price held sole voting power over 905,600 shares and sole dispositive power over 3,262,117 shares.

(3)	Derived from Schedule 13G/A filed on February 14, 2008. The Schedule 13G/A reported sole voting and dispositive power over 3,200 shares and shared voting and dispositive power over 2,803,388 shares.

(4)	Derived from Schedule 13G filed on February 14, 2008. The Schedule 13G reported that Fidelity Management and Research Company is the beneficial owner of 2,672,178 shares. Edward C. Johnson 3d and FMR, through its control of Fidelity, each has sole power to dispose of the 2,672,178 shares.

(5)	Derived from Schedule 13G/A filed on February 6, 2008 by Barclays Global Investors, N.A., Barclays Global Fund Advisors and Barclays Global Investors, Ltd. The Schedule 13G/A reported sole voting power over 2,003,552 shares and sole dispositive power over 2,519,696 shares.

(6)	Derived from Schedule 13G filed on February 14, 2008. The Schedule 13G reported that Cardinal Capital Management held sole voting power over 1,247,100 shares and sole dispositive power over 2,216,710 shares.

(7)	Includes 1,555,351 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of February 27, 2008.

(8)	Includes 398,628 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of February 27, 2008.

(9)	Includes 297,410 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of February 27, 2008.

(10)	Includes 264,668 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of February 27, 2008.

(11)	Includes 116,931 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of February 27, 2008.

(12)	Includes 111,741 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of February 27, 2008.

(13)	Includes 81,547 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of February 27, 2008 and 6,800 fully vested deferred stock units. Also includes 12,000 shares held jointly by Mr. McGregor and his spouse.

(14)	Includes 35,500 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of February 27, 2008 and 7,096 fully vested deferred stock units.

(15)	Includes 6,834 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of February 27, 2008 and 7,805 fully vested deferred stock units.

(16)	Includes 5,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of February 27, 2008 and 5,777 fully vested deferred stock units.

(17)	Includes 3,052,355 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of February 27, 2008 and 27,478 fully vested deferred stock units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. These reporting persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on a review of the copies of such forms that we have received, and on written representations from certain reporting persons, we believe that, with respect to the fiscal year ended November 30, 2007, our directors, officers and 10% shareholders complied with all applicable Section 16(a) filing requirements, except that Mr. Kane inadvertently filed a Form 4 late, one day after the due date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have certain indemnification obligations to our directors and executive officers, including the advancement of expenses in certain circumstances. During fiscal year 2007, Messrs. Alsop, Heinen, Robertson and James D. Freedman, our Senior Vice President and General Counsel, were reimbursed for legal services under our indemnification obligations totaling $406,396, $246,544, $173,433 and $188,880, respectively.

We engaged Mintz Levin Cohn Ferris Glovsky and Popeo PC, during fiscal year 2007 to provide legal services, principally relating to immigration. Neil H. Aronson, the brother-in-law of Mr. Freedman, is a partner of Mintz. For fiscal year 2007, legal fees billed to us by Mintz were $105,604 and expenses billed were $44,388. Also, we have a contract with High Performance Learning Inc., or HPL, pursuant to which we retained the services of HPL to assist us in preparing and submitting an application for training program grants from the Commonwealth of Massachusetts Workforce Training Fund. We were approved for grants of a total amount of $203,403. Pursuant to the contract with HPL, we are required to utilize HPL for the provision of a minimum of 75% of the training programs covered by the grants. We were therefore committed to pay to HPL for training services a minimum of $152,551 under the HPL contract. During fiscal year 2007, we paid approximately $134,970 to HPL. Steven Aronson, the brother-in-law of Mr. Freedman, is President of HPL.

We did not engage in any other transactions or series of similar transactions in which the amount involved exceeded $120,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had a direct or indirect material interest.

PROPOSAL 3: APPROVAL OF THE COMPANY’S 2008 STOCK OPTION AND INCENTIVE PLAN

On March 12, 2008, our Board of Directors adopted the Progress Software Corporation 2008 Stock Option and Incentive Plan, subject to the approval of our shareholders. The 2008 Plan will become effective if approved by our shareholders and will replace our 1997 Stock Incentive Plan, our 1992 Incentive and Nonqualified Stock Option Plan and our 1994 Stock Incentive Plan (which we refer to together in this proxy statement as the “Old Stock Plans”). We will not grant any further awards under the Old Stock Plans after the 2008 Plan becomes effective.

The material features of the 2008 Plan are:

•	The maximum number of shares to be issued under the 2008 Plan is the sum of 3,800,000 shares of our common stock and the shares available for grant under the Old Stock Plans (176,562 shares as of February 27, 2008);

•	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock awards, unrestricted stock awards, performance shares, deferred stock awards, cash-based awards and dividend equivalent rights is permitted;

•	The grant of any award other than an option or a stock appreciation right will reduce the number of shares of common stock available for issuance under the 2008 Plan by 2.25 shares of common stock for each such share actually subject to the award and will be deemed as an award of 2.25 shares of common stock for each such share actually subject to the award. The grant of an option or a stock appreciation right will be deemed an award of one share of common stock for each such share actually subject to the award;

•	Any material amendment (other than an amendment that curtails the scope of the 2008 Plan) is subject to approval by our shareholders; and

•	The 2008 Plan will be administered by either the Compensation Committee of the Board or by the full Board (in either case, the “Administrator”). The Administrator, in its discretion, may grant a variety of incentive awards based on our common stock.

Based solely on the closing price of our common stock as reported by NASDAQ on February 27, 2008, the maximum aggregate market value of the 3,800,000 new shares that could potentially be issued under the 2008 Plan is $112,442,000. The shares issued by us under the 2008 Plan will be authorized but previously unissued shares. The shares underlying any awards that are forfeited, are canceled, expire, are reacquired by us prior to vesting, are satisfied without the issuance of shares of common stock, or are otherwise terminated (other than by exercise) under the 2008 Plan and the Old Stock Plans are added back to the shares available for issuance under the 2008 Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are not available for future issuance under the 2008 Plan. As of February 27, 2008, we had 8,422,915 options outstanding with a weighted average exercise of $22.70 and a weighted average remaining term of 5.05 years. In addition to the shares available for grant under the Old Stock Plans, we have a total of 632,807 shares available for grant under our 2002 Nonqualified Stock Plan and our 2004 Inducement Plan, which such plans will remain in effect following approval of the 2008 Plan.

To ensure that certain awards granted under the 2008 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986, or the Code) qualify as “performance based compensation” under Section 162(m) of the Code, the 2008 Plan provides that the Administrator may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of our common stock, (4) economic value-added, (5) sales or revenue, (6) acquisitions or strategic transactions, (7) operating income (loss), (8) cash flow (including, but not limited to, operating cash flow and free cash flow), (9) return on capital, assets, equity, or investment, (10) total shareholder returns, (11) return on sales, (12) gross or net profit levels, (13) productivity, (14) expense, (15) margins, (16) operating efficiency, (17) working capital, (18) earnings (loss) per share of our common stock, (19) sales or market shares and (20) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance based compensation” under Section 162(m) of the Code will not exceed 200,000 shares of common stock for any performance cycle. If a performance-based award is payable in cash to any executive, it cannot exceed $2,000,000 for any performance cycle. The 2008 Plan also provides that options or stock appreciation rights with respect to no more than 500,000 shares of common stock may be granted to any one individual during a calendar year.

If a quorum is present at the 2008 annual meeting, a majority of the votes properly cast at the meeting will be required to approve the 2008 Plan.

Our Board of Directors recommends that you vote FOR the proposal to adopt and approve the 2008 Plan.

Summary of the Provisions of the 2008 Plan

The following summary of the 2008 Plan is qualified in its entirety by the specific language of the 2008 Plan, a copy of which is attached as Annex A to this proxy statement.

The 2008 Plan is administered by either our Board of Directors or the Compensation Committee (in either case, the “Administrator”) consisting of at least two “Outside Directors.” An “Outside Director” means any director who (1) is not an employee of our company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the company (we refer to such a person as an “Affiliate”), (2) is not a former employee of our company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the company’s or any Affiliate’s taxable year, (3) has not been an officer of our company or any Affiliate, and (4) does not receive remuneration from our company or any Affiliate, either directly or indirectly, in any capacity other than as a director.

The 2008 Plan permits the granting to officers, directors, employees and others who provide services to our company, at the discretion of the Administrator, of a variety of stock incentive awards based on our common stock. Awards under the 2008 Plan include stock options (both incentive and non-qualified), stock appreciation rights, restricted stock awards, unrestricted stock awards, performance share awards, deferred stock awards, cash-based awards and dividend equivalent rights. The Administrator selects the person to whom awards are granted and the number, type and terms of the award granted. As of February 27, 2008, we had six non-employee directors and approximately 1,680 employees eligible to receive awards under the 2008 Plan.

The grant of any award other than an option or a stock appreciation right will reduce the number of shares of common stock available for issuance under the 2008 Plan by 2.25 shares of common stock for each such share actually subject to the award and will be deemed an award of 2.25 shares of common stock for each such share actually subject to the award. The grant of an option or a stock appreciation right will be deemed an award of one share of common stock for each such share actually subject to the award.

Stock Options.  The 2008 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options, or Incentive Options, under Section 422 of the Code, and (2) options that do not so qualify, or Non-Qualified Options. The option exercise price of each option is determined by the Administrator but may not be less than 100% of the fair market value of the shares on the date of grant. The option exercise price of each option cannot be reduced without shareholder approval.

The term of each option is fixed by the Administrator and may not exceed seven years from date of grant. The Administrator determines at what time or times each option may be exercised and, subject to the provisions of the 2008 Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator.

The exercise price of options granted under the 2008 Plan may be paid in cash or bank check or other instrument acceptable to the Administrator, or, with the consent of the Administrator, in shares of common stock. The exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as Incentive Options, options must meet additional requirements, including a $100,000 per year limitation on the value of shares subject to Incentive Options which first become exercisable in any one year, and a maximum five-year term and exercise price of at least 110% of fair market value in the case of greater-than-10% shareholders.

Stock Appreciation Rights.  The Administrator may also grant stock appreciation rights which entitle the holder to receive, upon exercise, common stock having a fair market value equal to the amount by which the fair market value of our common stock on the date of exercise exceeds the exercise price of the stock appreciation right, multiplied by the number of shares with respect to which the stock appreciation right is exercised. Stock appreciation rights may be granted in conjunction with an option, in which event, upon exercise of one of the awards, the number of shares with respect to which the other award may be exercised is correspondingly reduced. The term of each stock appreciation right is fixed by the Administrator and may not exceed seven years.

Restricted Stock Awards.  The Administrator may also award shares of common stock subject to such conditions and restrictions as the Administrator may determine (we refer to such shares as “Restricted Stock”).

These conditions and restrictions may include provisions for vesting conditioned upon the achievement of certain performance objectives and/or continued employment with us through a specified vesting period. In the event awards of Restricted Stock granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event awards of Restricted Stock granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. The purchase price, if any, of shares of Restricted Stock is determined by the Administrator.

If a participant who holds unvested shares of Restricted Stock terminates employment for any reason (including death), the unvested shares will be automatically forfeited in exchange for the amount, if any, which the participant paid for them. Prior to the fulfillment of the applicable conditions, the participant will have all rights of a shareholder with respect to the shares of Restricted Stock, including voting and dividend rights, subject only to the conditions and restrictions set forth in the 2008 Plan and in the participant’s Restricted Stock award.

Unrestricted Stock Awards.  The Administrator may also grant shares of common stock (at no cost or for a purchase price determined by the Administrator which shall not be less than fair market value) which are free from any restrictions under the 2008 Plan (we refer to such shares as “Unrestricted Stock”). Unrestricted Stock may be issued to employees in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to employees pursuant to our other bonus plans. Participants may elect to receive all or a portion of their compensation in shares of Unrestricted Stock by entering into an irrevocable agreement with us no later than the date specified by the Administrator.

Performance Share Awards.  The Administrator may also grant performance share awards entitling the recipient to receive shares of common stock upon the achievement of individual or company performance goals and such other conditions as the Administrator determines.

Deferred Stock Awards.  The Administrator may award phantom stock units as deferred stock awards to participants. Deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance objectives and/or continued employment with us through a specified vesting period. However, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Administrator’s sole discretion and subject to the participant’s compliance with the procedures established by the Administrator and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a fully vested deferred stock award. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Cash-based Awards.  The Administrator may also grant cash-based awards upon such terms and conditions as determined by the Administrator, including the achievement of individual or company performance goals. Payment of cash-based awards may be settled in cash or shares of our common stock as determined by the Administrator.

Dividend Equivalent Rights.  The Administrator may grant dividend equivalent rights which entitle the participant to receive credits for dividends that would be paid if the participant had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Amendments and Terminations.  Our Board of Directors may at any time amend or discontinue the 2008 Plan and the Administrator may at any time amend or cancel outstanding awards (or provide substitute awards at the same exercise or purchase price) for the purpose of satisfying changes in the law or for any other lawful purpose. Among other things, the Administrator has the authority to accelerate the exercisability or vesting of an award (except Restricted Stock Awards) or extend the period for exercise of an award. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder’s consent. No amendment, unless approved by our shareholders, shall be effective if it would permit the repricing of options or stock appreciation rights granted to directors and officers of our company. In addition, no such amendment, unless approved by our shareholders, shall be effective if it would cause a material increase in the number of shares authorized under the 2008 Plan, a material increase in the benefits accruing to participants under the 2008 Plan, or a change in the eligible class of recipients under the 2008 Plan.

Sale Event Provisions.  The 2008 Plan provides that in the event of a “Sale Event” (as defined in the 2008 Plan) of our company, if options and certain other awards are not assumed or otherwise continued in the transaction, the Administrator will accelerate the exercisability and vesting of all outstanding awards. In such instance, the Administrator may provide a cash payment to holders of options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the option or stock appreciation rights. Alternatively, the Administrator may also cancel outstanding options and other awards effective upon the Sale Event, provided that holders have a period of time prior to such date in which to exercise such options and awards. In addition, the Administrator may accelerate the vesting of any awards and waive conditions and restrictions on any awards to the extent it may determine appropriate.

New Plan Benefits

Because the grant of awards under the 2008 Plan is generally within the discretion of the Administrator, we are unable to determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2008 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2008 Plan, the following table provides information concerning the benefits that were received by the following persons or groups during fiscal 2007 (excluding any amended stock option grants which did not result in the awarding of any incremental shares): each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

The amounts in the following table represent shares of common stock subject to options granted under our existing stock plans during fiscal 2007, regardless of whether such options have been exercised, and shares of common stock subject to deferred stock awards.

New Plan Benefits

		Number of
		Shares of
		Common Stock To be
		Issued Upon Exercise of
	Dollar Value	Options or Settlement of
Name and Position	($)(1)	Deferred Stock Awards

Joseph W. Alsop	$—	191,500
Co-Founder, Chief Executive Officer and Director-nominee
Norman R. Robertson	—	40,000
Senior Vice President, Finance and Administration and Chief Financial Officer
David G. Ireland	—	40,000
Executive Vice President
Richard D. Reidy	—	30,000
Executive Vice President
Jeffrey P. Stamen	—	25,000
Senior Vice President, Corporate Development and Strategy
All current executive officers, as a group	—	424,500
All current directors who are not executive officers, as a group	$872,252	208,206
All employees who are not executive officers, as a group	—	889,600

(1)	Grants of options to purchase shares of common stock have not been assigned a dollar value. The dollar value for current directors reflects the value of deferred stock units granted in fiscal year 2007, which is calculated by multiplying the number of deferred stock units by the closing price of our stock on the date of grant.

Equity Compensation Plan Information as of November 30, 2007

The following table provides information as of November 30, 2007 regarding shares of common stock that may be issued under our equity compensation plans. The table sets forth the total number of shares of common stock issuable upon the exercise of outstanding options as of November 30, 2007, the weighted average exercise price of these options and the number of shares of common stock remaining available for future issuance.

	Number of
	Securities to be
	Issued Upon		Weighted-average
	Exercise of		Exercise Price of	Number of
	Outstanding		Outstanding	Securities
	Options, Warrants		Options, Warrants	Remaining Available
Plan Category	and Rights		and Rights	For Future Issuance

Equity compensation plans approved by shareholders(1)	5,787,000	(2)	$22.13	876,000	(3)
Equity compensation plans not approved by shareholders(4)	3,393,000		23.06	520,000

Total	9,180,000		$22.47	1,396,000

(1)	Consists of the 1992 Incentive and Nonqualified Stock Option Plan, 1994 Stock Incentive Plan, 1997 Stock Incentive Plan, and the 1991 Employee Stock Purchase Plan (ESPP). Does not include the new shares (3,800,000) to be reserved under the 2008 Plan.

(2)	Does not include purchase rights accruing under the ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(3)	Includes shares available for future issuance under the ESPP.

(4)	Consists of the 2002 Nonqualified Stock Plan and the 2004 Inducement Plan described below.

We have adopted two equity compensation plans, the 2002 Nonqualified Stock Plan, or the 2002 Plan, and the 2004 Inducement Stock Plan, or the 2004 Plan, for which the approval of shareholders was not required. The 2004 Plan is intended to be reserved for persons to whom we may issue securities as an inducement to become employed by our company pursuant to NASDAQ rules and regulations. Executive officers and members of our Board of Directors are not eligible for awards under the 2002 Plan. An executive officer or director would be eligible to receive an award under the 2004 Plan only as an inducement to join our company. Awards under the 2002 Plan and the 2004 Plan may include nonqualified stock options, grants of restricted stock, unrestricted grants of stock, grants of stock contingent upon the attainment of performance goals and stock appreciation rights. A total of 7,200,000 shares are issuable under the two plans.

Federal Tax Aspects of the 2008 Plan

The following is a summary of the principal Federal income tax consequences of transactions under the 2008 Plan. It does not describe all Federal tax consequences under the 2008 Plan, nor does it describe state, local or foreign tax consequences.

Incentive Options.  No taxable income is realized by an optionee upon the grant or exercise of an Incentive Option, but the exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. If shares issued to an optionee pursuant to the exercise of an Incentive Option are not sold or transferred within two years from the date of grant and within one year after the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) there will be no deduction for the company for Federal income tax purposes.

If shares of common stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year or one-year holding periods described above (a “disqualifying disposition”), generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price, and (2) we will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of common stock.

If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability).

Non-Qualified Options.  With respect to Non-Qualified Options under the 2008 Plan, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, and (b) at disposition of the shares acquired upon exercise, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

Stock Appreciation Rights.  The recipient of a stock appreciation right will generally be subject to tax at ordinary income rates on the fair market value of any common stock received upon exercise of the stock appreciation right. We generally will be entitled to a deduction equal to the amount of ordinary income realized by the recipient.

Restricted Stock.  A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time that the stock is no longer subject to forfeiture, minus any amount paid for such stock. However, a recipient who so elects under Section 83(b) of the Code, within 30 days of the date of issuance of the Restricted Stock, will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. We generally will receive a tax deduction equal to the amount includable as ordinary income to the recipient.

Unrestricted Stock.  The recipient of Unrestricted Stock will generally be subject to tax at ordinary income rates on the fair market value of such Unrestricted Stock on the date that such Unrestricted Stock is issued to the participant, minus any amount paid for such stock. We generally will be entitled to a deduction equal to the amount treated as compensation that is taxable as ordinary income to the recipient.

Performance Share Awards.  The recipient of a performance share award will generally be subject to tax at ordinary income rates on the fair market value of any common stock issued under the award on the date of issuance of the shares, and we generally will be entitled to a deduction equal to the amount of ordinary income realized by the recipient.

Deferred Stock Awards.  The recipient of a deferred stock award will not be subject to any income tax until the award is settled in shares of common stock so long as the requirements of Section 409A of the Code are satisfied. Upon settlement of the award in shares of common stock, the recipient will be subject to tax at ordinary income rates on the fair market value of the common stock. We generally will be entitled to a deduction equal to the amount of ordinary income realized by the recipient.

Cash-based Awards.  The recipient of a cash-based award will be subject to tax at ordinary income rates when the award is settled. We generally will be entitled to a deduction equal to the amount of ordinary income realized by the recipient.

Dividends and Dividend Equivalents.  Dividends paid on common stock (including Restricted Stock) and dividend equivalents paid with respect to deferred stock awards will be taxed at ordinary income rates to the recipient. Generally, we will not be entitled to any deduction for dividends, except in the case of dividends paid on Restricted Stock with respect to which no Section 83(b) election has been filed. We will be entitled to a deduction for dividend equivalents.

Parachute Payments.  The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.  As a result of Section 162(m) of the Code, our deduction for certain awards under the 2008 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2008 Plan is structured to allow certain awards to qualify as performance-based compensation.

The foregoing is only a summary of the principal Federal income tax consequences of transactions under the 2008 Plan. This summary does not purport to be a complete description of all Federal tax implications, nor does it discuss the income tax laws of any municipality, state or foreign country in which a recipient under the 2008 Plan may reside or otherwise be subject to tax. Recipients of equity under the 2008 Plan are strongly urged to consult their own tax advisor concerning the application of various tax laws that may apply to a recipient’s particular situation

PROPOSAL 4: RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Four is to ratify the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending November 30, 2008. Deloitte & Touche was the independent registered public accounting firm for our company for the fiscal year ended November 30, 2007. Although ratification by shareholders is not required by law or by our by-laws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of our company and its shareholders. If our shareholders do not ratify the selection of Deloitte & Touche, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

AUDIT COMMITTEE REPORT

Management is responsible for establishing and maintaining adequate internal control over financial reporting to ensure the integrity of the company’s financial statements. The company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of the effectiveness of the company’s internal control over financial reporting in conjunction with an audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issuing opinions on the financial statements and the effectiveness of internal control over financial reporting. The Audit Committee has met and held discussions with management and Deloitte & Touche regarding the internal control over financial reporting and the financial audit process of the company.

The Audit Committee obtained from Deloitte & Touche the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”. The Audit Committee and Deloitte & Touche have discussed such disclosures and letter, as well as the independence of Deloitte & Touche.

The Audit Committee reviewed and discussed the company’s audited consolidated financial statements for the fiscal year ended November 30, 2007 with management and Deloitte & Touche. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee reviewed and discussed with Deloitte & Touche the communications required by standards established by the PCAOB, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and discussed the results of Deloitte & Touche’s examination of the financial statements.

Based on the above-mentioned reviews and discussions with management and Deloitte & Touche, the Audit Committee recommended to the Board that the company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended November 30, 2007, for filing with the Securities and Exchange Commission.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Audit Committee,

Charles F. Kane, Chairman
Barry N. Bycoff
Michael L. Mark

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected the firm of Deloitte & Touche LLP, independent registered public accounting firm, to serve as our independent registered public accounting firm for the fiscal year ending November 30, 2008. We have been advised that a representative of Deloitte & Touche will be present at the annual meeting. This representative will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions presented at the meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Aggregate fees billed to us for services performed for the fiscal years ended November 30, 2007 and November 30, 2006 by our independent registered public accounting firm, Deloitte & Touche LLP, were as follows:

	Fiscal 2007	Fiscal 2006

Audit Fees(1)	$2,211,551	$2,178,000
Tax Fees(2)	648,462	659,000
Audit-Related Fees(3)	15,188	11,000
All Other Fees	—	—

(1)	Includes statutory audit fees related to our wholly-owned foreign subsidiaries, as the results of these audits are utilized in the audit of our consolidated financial statements. In accordance with the policy on Audit Committee pre-approval, 100% of audit services provided by the independent registered public accounting firm are pre-approved.

(2)	Includes fees primarily for tax compliance, tax advice and tax planning (domestic and international). In accordance with the policy on Audit Committee pre-approval, 100% of tax services provided by the independent registered public accounting firm are pre-approved.

(3)	Includes fees related to the performance of audits and attest services not required by statute or regulations, due diligence related to mergers, acquisitions, proposed transactions, and accounting consultations regarding the application of generally accepted accounting principles to proposed transactions. In accordance with the policy on Audit Committee pre-approval, 100% of audit-related services provided by the independent registered public accounting firm are pre-approved.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Requests for specific services by the independent registered public accounting firm which comply with the auditor services policy are reviewed by our Finance, Tax, and Internal Audit departments. Requests approved by the group are aggregated and submitted to the Audit Committee in one of the following ways:

•	Request for approval of services at a meeting of the Audit Committee; or

•	Request for approval of services by the Chairman of the Audit Committee, with presentation of any such decision to the full committee at the next meeting of the Audit Committee.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

OTHER MATTERS

Our Board of Directors knows of no other matters to be brought before the annual meeting. If any other matters are properly brought before the annual meeting, the persons appointed in the accompanying proxy card intend to vote the shares represented by that proxy in accordance with their best judgment on such matters.

PROPOSALS OF SHAREHOLDERS FOR 2009 ANNUAL MEETING

We anticipate that our 2009 Annual Meeting of Shareholders will be held on or about April 23, 2009. Proposals of shareholders intended to be presented at the 2009 annual meeting must, in order to be included in our proxy statement and the form of proxy for the 2009 annual meeting, be received at our principal executive offices by November 24, 2008.

Under our by-laws, any shareholder intending to present any proposal (other than a proposal made by, or at the direction of, our Board of Directors) at the 2009 annual meeting, must give written notice of such proposal (including certain information about any nominee or matter proposed and the proposing shareholder) to our Secretary not less than 60 days nor more than 90 days prior to the date of the scheduled annual meeting. However, if less than 70 days’ notice or prior public disclosure of the scheduled annual meeting is given or made, such notice, to be timely, must be given within 10 days following such public disclosure or mailing of such notice, whichever is earlier.

EXPENSES OF SOLICITATION

The cost of solicitation of proxies will be borne by us. In addition to soliciting shareholders by mail, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs in forwarding proxy materials to the beneficial owners of shares held of record by them. Our directors, officers and regular employees may, without additional compensation, solicit shareholders in person or by mail, telephone, facsimile, or otherwise following the original solicitation.

AVAILABLE INFORMATION

Shareholders of record on February 27, 2008 will receive with this proxy statement a copy of our 2007 Annual Report on Form 10-K, containing detailed financial information concerning our company. Our 2007 Annual Report on Form 10-K is also available on-line from the SEC’s EDGAR database at the following address:
www.sec.gov/cgi-bin/srch-edgar?progress+software.

Annex A

PROGRESS SOFTWARE CORPORATION
2008 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Progress Software Corporation 2008 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Progress Software Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the Committee.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Document” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Document is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Cause” means (i) any material breach by the grantee of any agreement to which the grantee and the Company are both parties, (ii) any act or omission to act by the grantee which may have a material and adverse effect on the Company’s business or on the grantee’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or material neglect of duties by the grantee in connection with the business or affairs of the Company or any affiliate of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means a committee which is comprised of not less than two Non-Employee Directors who are independent.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means an Award of phantom stock units to a grantee.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by shareholders as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the closing price per share of Stock as reported by the NASDAQ Global Select Market or another national securities exchange. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations. If the Stock is not quoted on the NASDAQ Global Select Market or another national securities exchange, the fair market value of the Stock shall be as determined in good faith by the Administrator

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: revenue, non-GAAP operating income, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, sales or revenue, acquisitions or strategic transactions, cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, total shareholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Deferred Stock Award, Performance Share Award or Cash-Based Award.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by shareholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan.  The Plan shall be administered by the Administrator. In the event the Administrator is the Committee rather than the Board, it is the intention of the Company that the Committee shall consist of “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person serving on the Committee does not meet the qualification imposed by this sentence. Except as specifically reserved to the Board under the terms of the Plan or when the Board is serving as Administrator, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

(b) Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards,

Unrestricted Stock Awards, Cash-Based Awards and Performance Share Awards, Dividend Equivalent Rights or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability and vesting of all or any portion of any Award with the exception of a Restricted Stock Award or Deferred Stock Award other than in the context of a Sale Event;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options or Stock Appreciation Rights may be exercised;

(vii) to reduce the per-share exercise price of any outstanding Stock Option or Stock Appreciation Right awarded to any employee of the Company, including any officer or director of the Company (but not to less than 100% of Fair Market Value on the date the reduction is made) provided, however, that such reduction shall be effective only if approved by the shareholders of the Company; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Award Document.  Awards under the Plan shall be evidenced by Award Documents that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(d) Indemnification.  Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(e) Foreign Award Recipients.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be equal to the sum of (i) 3,800,000, plus (ii) the number of shares of Stock available for grant on the Effective Date under the Progress Software Corporation 1992 Incentive and Nonqualified Stock Option Plan, the Progress Software Corporation 1994 Stock Incentive Plan and the Progress Software Corporation 1997 Stock Incentive Plan, as amended and restated March 22, 2007 (together, the “Old Stock Plans”), plus (iii) the number of shares of Stock underlying any grants pursuant to the Old Stock Plans that are forfeited, canceled, repurchased or are terminated (other than by exercise) from and after the Effective Date, plus (iv) the number of shares of Stock underlying any grants pursuant to this Plan that are forfeited, canceled, repurchased or are terminated (other than by exercise). Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon exercise of Stock Appreciation Rights, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 500,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The maximum number of shares of Stock that may be issued in the form of Incentive Stock Options may not exceed 3,800,000. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Effect of Awards.  The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 2.25 shares of Stock for each such share of Stock actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award.

(c) Changes in Stock.  Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Sale Event.  The Administrator may in its discretion accelerate the exercisability and vesting of all outstanding Awards. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event the Awards are not assumed, continued or otherwise substituted in connection with a Sale Event, the Administrator shall accelerate the exercisability and vesting of all outstanding Awards. The Administrator shall have the option (in its sole discretion) to (i) make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the sale price multiplied by the number of shares of Stock subject to all outstanding Options and Stock Appreciation Rights at exercise prices not in excess of the sale price and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) permit each grantee, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee.

(e) Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS

(a) Grant of Stock Options.  Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b) Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c) Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than seven years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Shareholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Document:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Document or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a) Grant of Stock Appreciation Rights.  The Administrator in its discretion may grant Stock Appreciation Rights to any grantee (i) alone, (ii) simultaneously with the grant of a Stock Option and in conjunction therewith or in the alternative thereto or (iii) subsequent to the grant of a Non-Qualified option and in conjunction therewith or in the alternative thereto.

(b) Exercise Price of Stock Appreciation Rights.  The exercise price per share of a Stock Appreciation Right granted alone shall be determined by the Administrator, but shall not be less than 100% of Fair Market Value on the date of grant of such Stock Appreciation Right. A Stock Appreciation Right granted simultaneously with or subsequent to the grant of a Stock Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Stock Option, shall be transferable only upon the same terms and conditions as the related Stock Option, and shall be exercisable only to the same extent as the related Stock Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Stock exceeds the exercise price per share thereof.

(c) Terms and Conditions.  Upon any exercise of a Stock Appreciation Right, the number of shares of Stock for which any related Stock Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Stock with respect to which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Stock Option by the number of shares for which such Option shall have been exercised.

Any Stock Appreciation Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Administrator.

(d) Settlement in Shares.  A Stock Appreciation Right shall entitle the grantee upon exercise thereof to receive from the Company, upon written request to the Company at its principal offices (the “Request”), a number of shares of Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), having an aggregate Fair Market Value equal to the product of (i) the excess of Fair Market Value, on the date of such Request, over the exercise price per share of Stock specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares of Stock for which such Stock Appreciation Right shall be exercised.

(e) Deemed Exercise.  A Stock Appreciation Right shall be deemed exercised on the last day of its term, if not otherwise exercised by the holder thereof, provided that the Fair Market Value of the Stock subject to the Stock Appreciation Right exceeds the exercise price thereof on such date.

(f) Term.  The term of a Stock Appreciation Right shall not exceed seven years.

SECTION 7.	RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards.  The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award Document. The terms and conditions of each such Award Document shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Shareholder.  Upon execution of the Restricted Stock Award Document and payment of any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Document. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Document. Except as may otherwise be provided by the Administrator either in the Award Document or, subject to Section 18 below, in writing after the Award Document is issued if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Document or, subject to Section 18 below, in writing after the Award Document is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.	DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards.  The Administrator shall determine the restrictions and conditions applicable to each Deferred Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award Document. The terms and conditions of each such Award Document shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Deferred Stock Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be settled in the form of shares of Stock. To the extent that a Deferred Stock Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Shareholder.  A grantee shall have the rights as a shareholder only as to shares of Stock acquired by the grantee upon settlement of a Deferred Stock Award.

(d) Termination.  Except as may otherwise be provided by the Administrator either in the Award Document or, subject to Section 18 below, in writing after the Award Document is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS

(a) Grant or Sale of Unrestricted Stock.  The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

(b) Elections to Receive Unrestricted Stock In Lieu of Compensation.  Upon the request of a grantee and with the consent of the Administrator, each grantee may, pursuant to an irrevocable written election delivered to the Company no later than the date or dates specified by the Administrator, receive a portion of the cash compensation otherwise due to him in Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid). Such Unrestricted Stock shall be paid to the grantee at the same time as the cash compensation would otherwise be paid.

SECTION 10.	CASH-BASED AWARDS

Grant of Cash-Based Awards.  The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11.	PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards.  The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance

Goals, the periods during which performance is to be measured, which may not be less than one year, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Shareholder.  A grantee receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

(c) Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.	DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights.  A Dividend Equivalent Right may be granted hereunder to any grantee as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Document. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award may provide that such Dividend Equivalent Right shall be settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award may also contain terms and conditions different from such other Award.

(b) Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination.  Except as may otherwise be provided by the Administrator either in the Award Document or, subject to Section 18 below, in writing after the Award Document is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of a Deferred Stock Award, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards.  Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Deferred Stock Award, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Period. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards.  With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards.  Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable.  The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 200,000 Shares (subject to adjustment as provided in Section 3(c) hereof) or $2,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 14.	TRANSFERABILITY OF AWARDS

(a) Transferability.  Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action.  Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Document regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Deferred Stock Awards) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c) Family Member.  For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15.	TAX WITHHOLDING

(a) Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16.	SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior shareholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(d).

SECTION 19.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.	GENERAL PROVISIONS

(a) No Distribution.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Shareholder Rights.  Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a shareholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Forfeiture of Awards under Sarbanes-Oxley Act.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 21.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of shareholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:

DATE APPROVED BY SHAREHOLDERS:

Dear Shareholder: Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your vote must be received prior to the Annual Meeting of Shareholders, April 24, 2008. Thank you in advance for your prompt consideration of these matters. Sincerely, Progress Software Corporation
PROGRESS SOFTWARE CORPORATION 14 OAK PARK, BEDFORD, MASSACHUSETTS 01730 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — APRIL 24, 2008 The undersigned shareholder of Progress Software Corporation, revoking all prior proxies, hereby appoints Joseph W. Alsop, Norman R. Robertson and James D. Freedman, or any of them acting singly, proxies, with full power of substitution, to vote all shares of Common Stock of Progress Software Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company’s office at 14 Oak Park, Bedford, Massachusetts on April 24, 2008, at 10:00 A.M., local time, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 24, 2008, a copy of which has been received by the undersigned, and in their discretion, upon any other business that may properly come before the meeting or any adjournments or postponements thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Attendance of the undersigned at the meeting or any adjourned or postponed session thereof will not be deemed to revoke the proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person. (Continued and to be signed on the reverse side) COMMENTS:

ANNUAL MEETING OF SHAREHOLDERS OF PROGRESS SOFTWARE CORPORATION April 24, 2008 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20633300000000000000 7 042408 THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 2. Election of Directors. FOR AGAINST ABSTAIN 1. To fix the number of directors constituting the full Board of Directors of the Company at six. NOMINEES: FOR ALL NOMINEES 3. To adopt and approve the Progress Software Corporation 2008 O Joseph W. Alsop Stock Option and Incentive Plan. O Barry N. Bycoff 4. To ratify the selection of Deloitte & Touche LLP as the WITHHOLD AUTHORITY O Roger J. Heinen Company’s independent registered public accounting firm for fis- FOR ALL NOMINEES O Charles F. Kane cal year 2008. O David A. Krall FOR ALL EXCEPT O Michael L. Mark 5. In their discretion, the proxies are authorized to vote upon any other business as (See instructions below) may properly come before the annual meeting and any adjournment or postponement of that meeting. PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND MAIL IT IN THE ENCLOSED ENVELOPE TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) ON STOCK CERTIFICATE(S). IF SHAREHOLDER IS A CORPORATION OR PARTNERSHIP, INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” PLEASE HAVE AN AUTHORIZED OFFICER SIGN ON BEHALF OF THE and fill in the circle next to each nominee you wish to withhold, as shown here: CORPORATION OR PARTNERSHIP. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.